EXHIBIT 10.21

Contract No.:

Project Contracting Contract for

70MW Photovoltaic Power

Generation Project of Qingshui River,

Xingyi City, Guizhou

Business Part

02/15/2016

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Part I Contract	6
I. Project overview	6
II. Main technical sources	7
III. Main dates	7
IV. Project quality standards	7
V. Contract composition, price and payment currency	8
VI. Undertakings of the contractor	8
VII. The meanings of related words hereof shall be the same with the definitions and interpretations granted by the general contract provisions.	10
VIII. Contract effectiveness	10

Part II General Provisions	12
Article 1 General stipulations	12
1.1 Definitions and interpretations	12
1.2 Contract documents	17
1.3 Language and words	18
1.4 Governing laws	19
1.5 Standards and codes	19
1.6 Compliance with laws	20
1.7 Confidentiality matters	21
Article 2 Contract letting party	21
2.1 The contract letting party's obligations and rights	21
2.2 Representative of the contract letting party	22
2.3 Supervisor	22
2.4 Safety guarantee and security guard responsibility	23
Article 3 Contractor	23
3.1 The contractor's obligations and rights	23
3.2 Project manager	24
3.3 Project quality assurance	25
3.4 Safety assurance	25
3.5 Occupational health and environmental protection assurance	26
3.6 Progress guarantee	26
3.7 Spot security guard	26
3.8 Subcontracting	27
Article 4 Progress plan, delay and suspension	28
4.1 Project progress plan	28
4.2 Design progress plan	29
4.3 Purchase progress plan	29
4.4 Construction progress plan	30
4.5 Delay compensation	31
4.6 Suspension	32

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Article 5 Technologies and design	34
5.1 Production processing technologies and construction art models	34
5.2 Design	35
5.3 Design stage verification	37
5.4 Training of operators and maintenance persons	38
5.5 Intellectual properties	38
Article 6 Project materials	38
6.1 Provision of project materials	38
6.2 Test	40
6.3 Imported project materials and customs declaration & customs clearance	42
6.4 Transportation and transportation of the materials beyond limits	42
6.5 Reorder and consequences	43
6.6 Custody and surplus of project materials	43
Article 7 Construction	43
7.1 The contract letting party's obligations	43
7.2 The contractor's obligations	44
7.3 Construction technologies and methods	47
7.4 Human, machine and tool resources	47
7.5 Quality and inspection	48
7.6 Concealed project and midway inspection & acceptance	51
7.7 Dispute on the construction quality result	53
7.8 Health, safety and environment	53
Article 8 Completion test	59
8.1 Completion test obligation	59
8.2 Examination and inspection & acceptance of completion test	61
8.3 Completion test safety and examination	62
8.4 Delayed completion test	64
8.5 Retest and inspection & acceptance	65
8.6 Failure to pass completion test	65
8.7 Dispute on completion test result	66
Article 9 Project receipt	67
9.1 Project receipt	67
9.2 Receipt certificate	68
9.3 Project receipt responsibilities	68
9.4 Failure to receive the project	69
Article 10 Post-completion test	69
10.1 Rights and obligations	69
10.2 Post-completion test procedures	72
10.3 Post-completion test and trial operation assessment	73
10.4 Delay in post-completion test	74
10.5 Conducting post-completion test again	75
10.6 Failure to pass assessment	75
10.7 Post-completion test and assessment inspection & acceptance certificate	76
10.8 Loss of production value and use value	77
Article 11 Quality assurance responsibility	77
11.1 Quality assurance responsibility agreement	77
11.2 Quality assurance amount	78

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Article 12 Project completion inspection & acceptance	78
12.1 Completion inspection & acceptance report and complete completion materials	78
12.2 Completion inspection & acceptance	79
Article 13 Alteration and contract price adjustment	80
13.1 Alteration rights	80
13.2 Alteration scope	80
13.3 Alteration procedures	82
13.4 Emergent alteration procedures	84
13.5 Determination upon alteration price	85
13.6 Interest sharing of suggested alteration	85
13.7 Adjustment to the contract price	86
13.8 Dispute in adjustment to the contract price	86
Article 14 Total contract price and payment	87
14.1 Total contract price and payment	87
14.2 Guarantee (not applicable to this contract)	87
14.3 Prepayment	87
14.4 Project progress accounts	88
14.5 Provisional deduction and payment of quality assurance amount.	89
14.6 Applying for payment according to the payment schedule	90
14.7 Payment condition and schedule	91
14.8 Delay in payment time	91
14.9 Tax and tariff	92
14.10 Payment of claim accounts	93
14.11 Completion settlement	93
Article 15 Insurance	97
15.1 The insurance purchased by the contractor	97
15.2 All-risk insurance and third-party liability insurance	98
15.3 Miscellaneous provisions on insurance	98
Article 16 Breach, claim and arbitration	98
16.1 Breach liabilities	98
16.2 Claim	100
16.3 Dispute and adjudication	102
Article 17 Force majeure	103
17.1 Obligations upon occurrence of force majeure.	103
17.2 Consequences of force majeure.	103
Article 18 N/A	104
Article 19 Contract effectiveness and termination	104
Article 20 Supplementary provisions	104

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Part I Contract

Contract letting party (Party A): Xingyi Zhonghong New Energies Co., Ltd.

Contractor (Party B): Solarmax Technology (Jiangsu) Co., Ltd.

In accordance with the Contract Law of the People's Republic of China, Construction Law of the People's Republic of China as well as related laws and administrative regulations, based upon the principles of equality, willingness, fairness and integrity, the contract parties enter into this contract through negotiation with respect to the matter relating to the contracting of 70MW photovoltaic power generation project of Qingshui River, Xingyi City, Guizhou.

I. Project overview

Name of project: 70MW (actual volume: 70MW) photovoltaic power generation project of Qingshui River, Xingyi City, Guizhou

Address of project: Qingshui River Development Zone, Xingyi City

Contracting scope of project: all work necessary for constructing a complete photovoltaic power generation system by the contractor from the project development of this project to the start of commercial running of the photovoltaic power generation system and passing of inspection and acceptance conducted by relevant national, provincial and municipal authorities until expiry of the quality assurance period. The contents of this project include but be not limited to the project development, survey and design (including but not limited to preliminary design, construction drawing design, completion drawing design and access system design), civil engineering projects (including but not limited to foundation treatment, booster station and conveying lines), equipment and material supply, commodity and spare part preparation, transportation, custody, insurance, installation project, technical service, production preparation, employee training, debugging, test, inspection & acceptance and synchronization, completion inspection & acceptance, handling of all kinds of formalities and documents as well as obtaining of certification documents from relevant governmental authorities, after-sale service and project information system, standardized management, post appraisal and cooperation within complete scope of EPC project of 70MW photovoltaic power generation project of Qingshui River, Xingyi City (including outgoing line project, station transformation lines, installation test and equipment on both sides). The total contracting price includes the material and equipment purchase (including photovoltaic components) of the whole project and all expenses occurring (except for supervision) during the project construction period and relating to this project.

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Such general contracting agreement does not include all one-off expenses including but not limited to project land lease, indemnification, site-clearing fee, young crop compensation and fee adjustment fee, Party B shall be responsible for handling the above related matters, however, Party A shall bear the expenses.

II. Main technical sources

Current technical standards promulgated by the State and the industry.

III. Main dates

Contract period (absolute date or relative date): not later than expiry of the quality assurance period.

Construction period (absolute date or relative date): November 10, 2015

Date of synchronization: synchronization and power generation shall be accomplished before June 30, 2016.

IV. Project quality standards

Project quality standards: refer to Photovoltaic Power Station Construction Quality Examination and Inspection & Acceptance Procedures (see Appendix II for details) and relevant technical standards promulgated by the State and the industry.

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V. Contract composition, price and payment currency

The contract shall have the contents including but not limited to project development, equipment purchase, design and construction installation.

The total contract price is RMB 518,000,000.00 yuan (in words: RMB FIVE HUNDRED AND EIGHTEEN MILLION YUAN ONLY, tax inclusive), the specific amount of each item shall be subject to final settlement of the project.

The total volume of this project is 70MWp, wherein, the unit contracting price for settlement of the project shall be RMB 7.4 yuan/W. If the owner requires to conduct any increased work on the project, the unit project settlement price for the increased part shall be RMB 7.4 yuan/W.

Except for the amount that shall be increased or decreased in the project implementation process as set forth herein, the contract price shall not be adjusted.

VI. Undertakings of the contractor

Whereas, the contractor shall be responsible for the development of the whole 70MW photovoltaic power generation project of Qingshui River, Xingyi City, Guizhou, and under the premise that the contractor undertakes to obtain electricity price subsidy of RMB 1 yuan/kwh for such project, the contract letting party chooses Party B as contractor of such project. The contractor shall be responsible for obtaining electricity price subsidy of RMB 1 yuan/kwh for such project.

In the event that, as of June 30, 2016, the contractor still fails to accomplish overall synchronization and power generation of such project, the contractor shall bear the contract letting party's cost of funds (the cost of funds shall be calculated based upon the annual interest according to the bank loan interest rate of the same period).

The equipment selection of this project shall be recognized by the contract letting party or the design supervisor designated by the contract letting party (the specific details shall be subject to the technical terms).

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The contractor undertakes to, according to contract provisions, timely pay any and all sub-contractor equipment accounts and project accounts and guarantee that any and all sub-contractor shall not affect the construction of this project and subsequent operation work, should the contractor's failure to timely pay project and equipment accounts cause the construction of this project and subsequent operation to be affected, the contractor shall be entitled to pay reasonable accounts to any and all sub-contracting units of the contractor, the accounts paid shall be directly deducted from the total contract price or subject to recourse from the contractor, any and all other losses caused shall be borne by the contractor.

The contractor guarantees to the contract letting party that, it will conduct project development, design, purchase, construction and debugging until overall synchronization of this project in strict accordance with contract provisions in order to make this project be operated according to the provisions hereof and shall be responsible for renovating any and all faults and defects caused by any reason attributable to the contractor.

The contractor undertakes that, consent and written confirmation of the contract letting party shall be obtained for supplier selection and type selection of main equipment purchase (including but not limited to component, inverter, support, cable and box transformer).

The contractor shall be responsible for handling land formalities for the project. The contractor undertakes that, the land shall satisfy the 70MW volume requirement of the power station and the land is free from any ownership dispute (the leased land circulation formalities shall conform to Party A's requirement), the land shall satisfy 25-year service life of the project and the land rental (including but not limited to indemnification, site-clearing fee, young crop compensation and fee adjustment fee) shall be settled according to the actual expenses.

Before this project is handed over to the contract letting party, the contractor undertakes to finish handling all certificates and approval files necessary for such project and guarantees that all formalities and documents are authentic, complete, legal and effective.

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The contractor shall be responsible for developing the whole project and handling formalities as well as conducting all work for the construction and synchronization of the whole power station, the contract letting party fully trusts the contractor's professional capacity, the contractor undertakes that such project can certainly obtain approval and response file on the electricity price of RMB 1.0 yuan/kwh for the target project issued by the Price Bureau.

VII. The meanings of related words hereof shall be the same with the definitions and interpretations granted by the general contract provisions.

VIII. Contract effectiveness

This contract shall come into effectiveness after being signed and affixed with official unit seals by the parties.

Date of contract conclusion: February 15, 2016

Place of contract conclusion:

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(This page is intentionally left blank) This page is intentionally left blank as the signing page of Project Contracting Contract for 70MW Photovoltaic Power Generation Project of Qingshui River, Xingyi City, Guizhouentered into by and between Xingyi Zhonghong New Energies Co., Ltd. and Solarmax Technology (Jiangsu) Co., Ltd.

(Signing page)

Contract letting party: Xingyi Zhonghong New Energies Co., Ltd.	Contractor: Solarmax Technology (Jiangsu) Co., Ltd.

Legal representative:	Legal representative:

Postal code:	Postal code:

Telephone:	Telephone:

Fax:	Fax:

E-mail:	E-mail:

Account opening bank:	Account opening bank:

Account No.:	Account No.:

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Part II General Provisions

Article 1 General stipulations

1.1 Definitions and interpretations

1.1.1 General provisions refer to ordinary provisions observed by the contract parties in the process of performing the project contracting contract according to the provisions of laws and administrative regulations.

1.1.2 Special provisions refer to the provisions for supplementation, modification and perfection to the general provisions according to the actual situation of the contracting project that are jointly observed with consent.

1.1.3 Project contracting, means that, upon entrustment of the contract letting party, the contractor conducts project contracting of the whole process as well as the design and other stages including but not limited to the design, purchase, construction (including completion test) and trial operation of the engineering construction project according to contract provisions.

1.1.4 Contract letting party refers to the party called contract letting party as agreed upon in the contract, including its legal successor and licensed assignee.

1.1.5 Contractor refers to the party accepted by the contract letting party and having the qualification of project contracting subject as agreed upon in the contract, including its legal successor.

1.1.6 Subcontractor refers to any legal person or other organization with relevant qualification who accepts the subcontracting of part of the project or services by the contractor according to contract provisions.

1.1.7 Representative of the contract letting party refers to the representative designated by the contract letting party for performing this contract.

1.1.8 Supervisor refers to the project supervising unit with relevant qualification entrusted by the contract letting party.

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1.1.9 Project director refers to the general supervising engineer authorized by the supervisor and responsible for performing the supervision contract.

1.1.10 Project manager refers to the representative appointed by the contractor to be responsible for performing this contract.

1.1.11 Permanent project refers to the project subject to design, construction, completion test, post-completion test, completion inspection & acceptance and trial operation assessment and delivery to the contract letting party for production, operation or use by the contractor according to contract provisions.

1.1.12 Project development: the contractor shall be responsible for obtaining all formalities and documents necessary for 70MW photovoltaic power generation project of Qingshui River, Xingyi City before overall synchronization and guarantee that all formalities for this project are complete, legal and effective. See Appendix VI List of Formalities for details (According to the governmental regulations, if there is any formality that does not have to be handled or it is necessary to additionally handle any other document, the governmental regulations shall apply).

Including but not limited to:

Obtaining project archival filing, being responsible for handling all formalities of the archival filing period including but not limited to preliminary verification of land use, land surveying and mapping, geological prospecting, environmental assessment, energy assessment, safety assessment, stability assessment, water protection, preliminary verification comments of land and resources bureau, land circulation & land use formalities, geological disaster assessment, overlaid and covered mineral report, planning and address selecting opinion as well as red-line drawing;

The contractor shall be responsible for handling power grid access, construction license, land use planning and license, construction project planning and license, fire protection inspection & acceptance, environmental protection inspection & acceptance and land use right certificate etc.

The contractor shall guarantee that the land conforms to the requirements of power station construction, including but not limited to: the land ownership and use purpose conform to relevant requirements, the land area conforms to the requirements of power station, a series of expenses including but not limited to design, supervision, construction, compensation and economic input incurred by water and land preservation and environmental protection inspection and acceptance are all included in this contract.

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1.1.13 Provisional project refers to any provisional building and structure that shall be constructed on the spot as well as any project not constituting permanent project entity for implementing, accomplishing permanent project and repairing any quality defect.

1.1.14 Spot or field refers to any site used by the contractor for work on the spot, residence, storage of equipment, materials and parts, construction machines, tools and facilities as well as implementation of the project.

1.1.15 Project basic materials refer to the approval or ratification files by relevant authority on the project that shall be provided and handled by the contractor upon entrustment of the contract letting party, reports (factory selection report, resource report and reconnaissance report), materials (weather, hydrology and geology), agreements (water, electricity, gas and transportation) and relevant data etc. as well as basic materials necessary for design.

1.1.16 Spot obstacle materials, refer to the coordinate locations and data of existing aboveground and underground buildings, structures, historic buildings and ancient trees etc. that shall be protected as well as the materials of other situations necessary for the contractor to accomplish design and conduct spot construction.

1.1.17 Design stage refers to the stage of planning design, overall design, preliminary design, technical design and construction drawing design.

1.1.18 Project materials refer to the materials necessary for the equipment, materials and components constituting the permanent project entity as set forth in the design documents as well as the materials for post-completion test and completion inspection & acceptance etc.

1.1.19 Construction refers to the process that the contractor converts the design documents into the project, including the operation of civil engineering, installation and completion test etc.

1.1.20 Completion test, refers to the test that shall be conducted by the contractor and relevant governmental authority upon accomplishment of civil engineering and installation of the project and before the project is received by the contract letting party.

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1.1.21 Construction completion means that the civil engineering and installation of the project have been accomplished according to the contract provisions and design requirements and the project has passed completion test and completion inspection & acceptance.

1.1.22 Project receipt, refers to the process that, after the project passes completion test and completion inspection & acceptance, in order to make the operators and users of the contract letting parties to assume their posts to make preparation for post-completion test and trial operation, the contractor and the contract letting party handle project handover and take over and the contract letting party issues receipt certificate.

1.1.23 Post-completion test refers to, after the project is received by the contract letting party, the test organized by the contract letting party on its own according to the contract provisions or the function test on the project under the organization and leading or the contract letting party and guidance by the contractor.

1.1.24 Trial operation assessment refers to all tests including the contract objective assessment inspection & acceptance conducted by the contract letting party on its own or under the organization and leading of the contract letting party and under the guidance of the contractor according to the contract provisions and upon completion test after the project is accomplished.

1.1.25 Assessment inspection & acceptance certificate refers to the inspection & acceptance certificate issued by the contract letting party upon accomplishment and inspection & acceptance of all trial operation assessment tests.

1.1.26 Synchronization inspection & acceptance: means that, upon overall synchronization of this project, in order to obtain the synchronization inspection & acceptance certificate issued by the contract letting party for this project, the contractor shall, according to the procedures and standards as set forth in the technical part of national industrial standards, conduct 240-hour continuous trial operation without any fault on this project, hand over all project materials, pass verification to be qualified and obtain the certification documents issued by the power grid and relevant governmental authority on synchronization permission and electricity power approval file of the material price authority.

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1.1.27 Project completion inspection & acceptance refers to the project settlement and inspection & acceptance organized by the contract letting party after the contractor receives assessment inspection & acceptance certificate, accomplishes round-off project and defect renovation and submits completion inspection & acceptance report, completion materials and completion settlement materials submitted according to the contract provisions. The project quality assurance period shall be calculated from the date of accomplishment of the project completion inspection & acceptance.

1.1.28 Project progress plan refers to the time schedule and arrangement of all project implementation stages (including design, purchase, construction, completion test, project receipt, post-completion test, completion inspection & acceptance all trial operation stages) as set forth herein or several implementation stages as set forth herein from the date of effectiveness of the contract.

1.1.29 Date of construction start refers to the absolute date or relative date on which the contractor starts spot construction as set forth in the contract.

1.1.30 Date of completion refers to the absolute date or relative date on which the contractor finishes project construction (including completion test) as set forth in the contract, including any postponed date as set forth in the contract.

1.1.31 Alteration refers to any alteration made to the project as notified or approved in writing by the contract letting party.

1.1.32 Contract price refers to the price for the work conducted by the contractor including but not limited to design, purchase, construction, completion test, post-completion test, completion inspection & acceptance and service as set forth in the contract.

1.1.33 Adjustment to the contract price refers to relevant adjustment made to the contract price according to any increase or decrease in the expenses that shall be effected according to the contract provisions.

1.1.34 Total contract price refers to the contract price upon adjustment according to the contract provisions.

1.1.35 Prepayment refers to the accounts that shall be prepaid to the contractor by the contract letting party according to the contract provisions.

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1.1.36 Project progress accounts refer to the progress accounts for design, purchase and construction as well as the service fees etc. for post-completion test and completion inspection & acceptance paid by the contract letting party to the contractor by installments according to the payment contents and payment conditions as set forth in the contract.

1.1.37 Project quality assurance responsibility agreement refers to the quality assurance responsibility agreement entered into by and between the contract letting party and the contractor according to the laws and regulations on quality assurance.

1.1.38 Written form refers to the form that may tangibly reflect the contents stated, including contract, letter and data message. Data message includes: telex, fax, EDI (electronic data interchange) and email.

1.1.39 Breach liabilities refer to the liabilities that shall be borne by the contract party who fails to perform contract obligations or whose performance of contract obligations does not conform to the contract provisions.

1.1.40 Force majeure refers to the objective situations that can not be foreseen, avoided or overcome.

1.1.41 According to the features of the project as set forth herein, other definitions that shall be supplemented as agreed upon.

1.1.42 The headlines of the articles shall not be deemed as basis for contract interpretation.

1.2 Contract documents

1.2.1 Composition of contract documents. The contract documents interpret and explain to and for each other. Unless otherwise set forth in the special provisions, the documents constituting this contract and the priority sequence of interpretation are as follows:

(1) This contract

(2) Special provisions of this contract

(3) General provisions of this contract

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(4) Standards, codes and relevant technical documents

(5) Design documents, materials and drawings

(6) Other documents constituting part hereof.

Written documents including but not limited to notice, minute, memorandum, supplementary document, directive, fax, email, alteration and discussion formed in the process of contract performance by both parties constituting integral part hereof.

1.2.2 In case of unclearness or inconsistency in the contents of the provisions hereof and failure in explanation for clearness according to the interpretation sequence as set forth in the contract, under the circumstance of not affecting normal implementation of the project, the parties may either negotiate for settlement or adopt the interpretations of the supervisor. In case of no agreement reached upon negotiation by the parties or refusal to accept the interpretations of the supervisor, it shall be settled according to the provisions on dispute and adjudication as set forth in Article 16.3 hereof

1.2.3 The headlines of the articles hereof are only for the convenience of reading, shall not be deemed as basis for interpretations on the contract articles.

1.2.4 The "date", "month" and "year" used herein refer to the calendar date, month and year. The starting date of any period used herein refers to the date immediately following the date of occurrence of any relevant event. If the starting of any time is based upon the expiry of certain period, such starting date shall be the date immediately following the date of expiry of such period. The date of expiry of any period shall be the date on which such period expires. "Working day" refers to any calendar day other than legal holidays in China.

1.3 Language and words

The contract is written, interpreted and explained in Simplified Chinese words. If the contract parties agree upon the use of two and more kinds of languages in the special provisions, Chinese shall be the dominating language for interpretation and explanation of this contract in priority.

In minority areas, the parties may agree upon the use of any minority language for writing, interpreting and explaining this contract.

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1.4 Governing laws

This contract shall be governed by the laws of the People's Republic of China (excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan). The names of specific governing laws that shall be indicated expressly are stated in special provisions.

1.5 Standards and codes

1.5.1 The names (or numbers) of the national standards and codes, industrial standards and codes, standards and codes of the place in which the project is located as well as enterprise standards and codes applicable to this project are stated in the special provisions.

1.5.2 If the contract letting party uses foreign standards and codes, it shall be responsible for providing the version of the original language and Chinese translation text as well as stipulating in special provisions the names and counterparts of the standards and codes that shall be provided and the dates on which the standards and codes shall be provided.

1.5.3 Without relevant written standards and codes, the contract letting party shall specify technical requirements in special provisions within the time as set forth, the contractor shall propose implementation methods within the time as set forth and according to the technical requirements, such implementation methods shall only be effected upon recognition of the contract letting party. If the contractor needs to conduct research and development test on the implementation methods or provide the construction employees with special training, agreement shall be otherwise entered into as appendix hereto and the expenses shall be borne by the contractor.

1.5.4 Design, purchase, processing and construction shall be conducted in accordance with the standards and codes as set forth in the provisions hereof, neither party shall alter the stipulations of national mandatory standards and codes.

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1.5.5 The contract letting party shall be entitled to, in accordance with the contract as well as the standards and codes as set forth in applicable laws, raise suggestion, modification and alteration (without any additional fee) to the safety, quality, environmental protection and occupational health.

1.6 Compliance with laws

1.6.1 During the period of contract performance, in accordance with the provisions of national laws and administrative regulations, the contractor shall handle and obtain the formalities including but not limited to project initiation, urban planning, regional planning approval file, land use license, project start approval or construction license, project quality supervision as well as any other permission, license, certificate and approval file, the contractor shall also be responsible for coordinating the relationship with any relevant authority and unit.

1.6.2 During the period of contract performance, the contractor shall, in accordance with applicable laws, administrative regulations or industrial regulations, conduct design, purchase, processing, construction, completion test, post-completion test and completion inspection & acceptance etc. and assume quality assurance responsibility. The contractor shall handle all kinds of permissions, licenses, approval files and formalities etc. necessary for contract performance that shall be handled by the contractor and guarantee that the contract letting party shall be protected from any loss caused thereby. In case of causing any loss against the contract letting party, the contractor shall make compensation according to the reasonable fees actually added of the contract letting party. In case of delay in the date of synchronization, the contractor shall be liable for compensating for any loss therefore caused against the contract letting party.

1.6.3 The contractor shall pay salaries and wages to the employees on time, purchase all kinds of insurance as set forth in laws and pay relevant taxes and charges.

1.6.4 In order to strengthen the supervision on engineering construction work, standardize the probity and discipline in contract conclusion and implementation according to law as well as prevent the occurrence of all kinds of illegitimate behaviors, according to relevant national and local regulations, in line with the work practice, anti-bribery and anti-corruption declaration shall be entered into, see Appendix IV.

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1.7 Confidentiality matters

Either party shall be obliged to keep the trade secrets and technical secrets of the other party known in the process of contract conclusion and performance confidential, without consent, shall not disclose or use for any purpose beyond what is set forth herein. If either party discloses or uses any such trade secret or technical secret beyond this contract, which causes any loss against the other party, it shall assume damage compensation liability. If either party needs any information necessary for contract performance, the other party shall offer. If the parties deem as necessary, they may enter into confidentiality agreement as appendix hereto.

Article 2 Contract letting party

2.1 The contract letting party's obligations and rights

2.1.1 Shall perform the contract price adjustment, payment and completion settlement obligations as set forth in the contract.

2.1.2 Shall be entitled to raise suggestions on the implementation work including but not limited to the design, purchase and construction of the contractor according to the contract provisions and mandatory stipulations of national laws on safety, quality, standard, environmental protection and occupational health etc., modification and alteration may only be made after such suggestions are acknowledged by both parties.

2.1.3 Shall be entitled to, according to the contract provisions, raise compensation requirement for any loss and damage caused by any reason attributable to the contractor against the contract letting party.

2.1.4 When the contract letting party deems as necessary, it shall be entitled to give notice on suspension in writing. If any reason attributable to the contract letting party causes any increase in the fees, such increase in the fees shall be borne by the contract letting party. In case of delay in any key route of the project caused thereby, the date of synchronization shall be extended accordingly.

2.1.5 Perform other rights and obligations as set forth in the contract.

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2.2 Representative of the contract letting party

2.2.1 The representative designated by the contract letting party shall exercise the rights entrusted by the contract letting party and perform the obligations of the contract letting party. The representative of the contract letting party shall perform his/her duty according to this contract and within the scope of authorization. Any notice given by the representative of the contract letting party be given to the contractor according to the contract provisions and submitted to the project manager after being signed by himself/herself in writing.

2.2.2 The name, title and duty of the representative of the contract letting party shall be set forth in the special provisions. If the contract letting party decides to replace its representative, it shall notify the contractor in writing of the name, title, function of power and date of appointment of the new representative 15 days before the new representative takes up the post.

2.3 Supervisor

2.3.1 If the contract letting party conducts supervision on the project, the name of the supervisor, project director, supervision scope, contents, function of power and authority shall be specified in the special provisions.

The supervisor shall conduct supervision on the contractor on behalf of the contract letting party according to the scope, contents, function of power and authority of supervision entrusted by the contract letting party. Any notice given by the supervisor to the contractor shall be signed by the project director in writing and subsequently submitted to the project manager.

2.3.2 In case of overlapping or unclear function of power of the project director and the representative of the contract letting party, the contract letting party shall coordinate, make clear and notify the contractor in writing.

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2.3.3 Unless otherwise expressly set forth in the special provisions or with consent of the contract letting party, the project director shall not be entitled to alter any right and obligation of the contract parties.

2.3.4 If the contract letting party intends to replace the project director, it shall notify the contractor of the name, title, function of power, authority and date of appointment of the substitute in writing 15 days in advance.

2.4 Safety guarantee and security guard responsibility

The safety and security guard agreement shall be otherwise entered into.

Article 3 Contractor

3.1 The contractor's obligations and rights

3.1.1 Shall be responsible for handling relevant formalities including but not limited to project verification and approval, ratification or archival filing, obtaining the use right of all project land, processing relevant formalities including but not limited to change from agricultural land into project land, lease and contracting of the project land, as well as accomplishing demolition and compensation work to make the project have the work start conditions as set forth in laws. The contractor shall be obliged to accomplish design, purchase, construction, completion test, post-completion test, completion inspection & acceptance according to this contract as well as the standards, codes, project functions, scale, assessment object and date of synchronization as set forth in the contract provisions.

3.1.2 The contractor shall be obliged to, according to the contract provisions, at its own expenses, renovate any defect in any design, document, equipment, material, part, construction, completion test, post-completion test, completion inspection & acceptance caused by any reason attributable to the contractor.

3.1.3 The contractor shall be obliged to submit related statements according to the contract provisions and the requirements of the contract letting party. The types, contents and dates of submission of the statements shall be stated in the special provisions.

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3.1.4 In case of notice on suspension on account of any reason attributable to the contract letting party, the contractor shall be entitled to propose to increase the fees or postpone the date of completion according to the provisions of Article 2.1.4 hereof.

3.1.5 With respect to any loss, damage or delay in any key route of the project caused by any reason attributable to the contract letting party, the contractor shall be entitled to require compensation or postpone the date of completion.

3.2 Project manager

3.2.1 The project manager shall have relevant occupational qualification, is authorized to be responsible for performing this contract on behalf of the contractor. The name, duty and authority of the project manager shall be stated in the special provisions. The project manager shall not simultaneously assume the post of project manager for any other project. With prior consent of the contract letting party, the project manager may leave the project site and designate an experienced person with consent of the contract letting party to provisionally perform his/her duty on behalf of him/her. If the contractor violates the above provisions, it shall assume breach liabilities according to the stipulations of such special provisions.

3.2.2 The project manager shall organize project implementation according to the project progress plan as set forth in the contract and any directive delivered by the representative of the contract letting party or the project director in accordance herewith. In case of emergency and failure to contact with the representative of the contract letting party or the project director, the project manager shall be entitled to take necessary measures to safeguard the human body, project and property safety, however, he/she shall notify the representative of the contract letting party or the project director within ☐ hours upon the emergency and submit written report to the representative of the contract letting party or the project director within 48 hours upon the emergency.

3.2.3 If the contractor needs to replace the project manager, it shall notify the contract letting party in writing 15 days in advance and obtain consent of the contract letting party. The succeeding project manager shall continue to perform the duty and authority as set forth in Article 3.2.1. If, without consent of the contract letting party, the contractor arbitrarily replaces the project manager, it shall assume breach liabilities according to the stipulations of Article 3.2.1 Special provisions.

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3.2.4 The contract letting party shall be entitled to replace any project manager it deems as incompetent by written notice, the contractor shall submit written improvement report to the contract letting party within 15 days upon the receipt of notice on replacement. Hereinafter, if the contract letting party still notifies of replacement in writing, the contractor shall effect replacement within 15 days after receipt of the second notice on replacement and notify the contract letting party of the name and resume of the newly appointed project manager in writing. The new project manager shall continue to perform the authority as set forth in Article 3.2.1.

3.3 Project quality assurance

3.3.1 Quality assurance system. The contractor's quality assurance system authentication certificate shall be kept continuously effective in the contract implementation process, and the quality assurance system hereunder shall be established.

3.3.2 Quality assurance of the implementation process. The contractor shall ensure about the quality of design, purchase, processing & manufacture, construction, completion test, post-completion test, assessment and inspection & acceptance as well as completion acceptance according to the quality standards and codes as set forth in the contract. The contractor shall also guarantee to keep the project in good repair in accordance with national regulations on quality assurance responsibilities. The quality assurance period of the project shall be calculated from the date of completion inspection & acceptance of the project.

3.4 Safety assurance

3.4.1 Project safety performance. The contractor shall conduct design, purchase, construction, completion test, completion inspection & acceptance in order to guarantee about the project safety performance according to the contract provisions and in compliance with construction project design management rules, construction project quality management rules as well as relevant laws and regulations on safe production.

3.4.2 Safe construction on the spot and environmental safety. The contractor shall comply with the provisions of health, safety and environment as set forth in Article 7.8 hereof.

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3.5 Occupational health and environmental protection assurance

3.5.1 Project design. The contractor shall conduct environmental protection design and occupational health protection design of the project in order to guarantee that the project conforms to the laws and regulations on environmental protection and occupational health according to the contract provisions and in compliance with construction project design management rules, construction project quality management rules as well as relevant laws and regulations.

3.5.2 Occupational health and environmental protection on the spot. The contractor shall comply with the provisions on health, safety and environment as set forth in Article 7.8 hereof.

3.6 Progress guarantee

The contractor shall, in accordance with the project progress plan as set forth in Article 4 hereof, reasonably organize all kinds of resources necessary for design, purchase, construction, completion test, post-completion test and completion inspection & acceptance in an orderly way and take effective implementation methods and organization methods to guarantee about the realization of the project progress plan.

3.7 Spot security guard

The contractor shall assume the spot security guard responsibility (including pre-manufacture processing field, office and living zones) after it enters the spot, starts the construction and before the contract letting party accepts the project. The contractor shall also be responsible for formulating relevant security guard system, responsibility system and report system and submitting to the contract letting party.

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3.8 Subcontracting

3.8.1 Subcontracting provisions. The contractor shall only conduct subcontracting bidding for the subcontracting matters (including but not limited to design, purchase, construction and completion test) specified in the special provisions and in the shortlist of its subcontractors.

With respect to the subcontracting matters and the shortlist of the subcontractors not specified in the special provisions, the contract letting party shall decide upon whether to approve or raise opinions within 15 days after receiving the subcontracting matters and shortlist of the subcontractors. If the contract letting party neither approves nor raise opinions within 15 days, the contractor shall be not entitled to subcontract the matters to be subcontracted as proposed.

3.8.2 Subcontractor qualification. Any subcontractor with enterprise qualification level as set forth in national laws may be chosen as a subcontractor.

3.8.3 The contractor shall neither subcontract the whole project contracted with the method of dismemberment nor wholly subcontract the project contracted.

3.8.4 No subcontractor is allowed to subcontract the project contracted again.

3.8.5 With respect to the payment to any subcontractor, the contractor shall pay the subcontractor progress accounts on time in accordance with the provisions of the subcontracting contract. If the contractor is behind in payment of worker wages or accounts payable to any subcontractor, upon written notification by the contract letting party, the contractor still refuses to correct, the contract letting party shall be entitled to directly deduct such accounts payable from the contract and shall be punished as per once of the amount in arrears, otherwise, the contractor shall be deemed as breaching the contract and shall assume all losses caused thereby.

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3.8.6 The contractor shall be liable to any subcontractor. If any breach behavior, inappropriate management, negligence or any other fault of any subcontractor causes any defect in the project quality, which leads to any loss against the contract letting party or leads to postponement of the date of completion, the contractor shall be liable to any subcontractor, the contractor and any subcontractor shall assume joint liabilities to the contract letting party with respect to the subcontracting project.

3.8.7 The contractor shall be responsible for comprehensive management of any subcontractor and shall pay the subcontracting party project accounts on time, in case of any subcontractor provoking caused by and reason attributable to the contractor, for each occurrence, the contractor shall compensate for any and all losses of the contract letting party, the contractor shall be entitled to impose penalty of RMB 50,000 yuan/time upon the contractor, such penalty shall be directly deducted from the total contract price by the contract letting party.

Article 4 Progress plan, delay and suspension

4.1 Project progress plan

4.1.1 Project progress plan. With respect to the project progress plan formulated by the contractor, the construction period shall conform to the provisions as set forth herein. The project progress plan shall only be approved by the contract letting party. The approval of the contract letting party shall not exempt the contractor from the contract liabilities of the contractor. The counterparts of the project progress plan submitted by the contractor and the time of submission shall be specified in the special provisions.

4.1.2 Shall at its own expenses catch up with the project progress plan. If any reason attributable to the contractor causes the actual progress of the project to be obviously behind the project progress plan, the contractor shall be obliged and the contract letting party shall also be entitled to require the contractor to at its own expenses take measures to catch up with the project progress plan.

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4.2 Design progress plan

4.2 Design progress plan. The contractor shall formulate progress plan according to the approved project progress plan and the schedule for verification meeting of any design verification stage and the design stage organized by the contract letting party as set forth in Article 5.3.1. The design progress plan shall only be implemented upon recognition by the contract letting party. The recognition of the contract letting party shall not exempt the contractor from the contract liabilities of the contractor.

4.2.2 Date of design start. The first day upon contract conclusion shall be deemed as the date of design start.

4.2.3 Delay in the date of design start. If any reason attributable to the contractor causes delay in the date of design start, according to the provisions of Article 4.1.2, it shall at its own expenses catch up with the design progress plan.

4.2.4 Delay in the date of verification in any design stage

Due to any reason attributable to the contractor, in case of failure to submit the design documents of any relevant stage according to the schedule of any design verification stage and verification meeting as set forth in Article 5.3.1 or incompliance of relevant design documents submitted with the design depth of any relevant verification stage, which causes delay in any design verification meeting, in accordance with the provisions as set forth in Article 4.1.2 hereof, the contractor shall at its own expenses take measures and catch up with progress. In case of delay in the date of completion caused thereby, any and all economic losses of the verification meeting preparation caused against the contract letting party shall be borne by the contractor.

4.3 Purchase progress plan

4.3.1 Purchase progress plan. The contractor's purchase progress plan conforms to the schedule of the project progress plan and connects with the progress plan of design, construction, completion test, post-completion test and completion inspection & acceptance.

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4.3.2 Date of purchase start. As set forth in the special provisions.

4.3.3 Delay in the purchase progress. If any reason attributable to the contractor leads to purchase delay, which causes work stop, any loss on slow work of the labor and delay in the date of completion, the contractor shall be liable. If any reason attributable to the contract letting party leads to purchase delay, which causes work stop and any loss on slow work of the labor against the contract letting party and delay in any key route, the date of completion shall be postponed accordingly.

4.4 Construction progress plan

4.4.1 Construction progress plan. The contractor shall submit an overall construction organizing design including the construction progress plan 15 days before start of spot construction. The construction progress plan conforms to the schedule of the project progress plan and connects with the progress plan of design, purchase and completion inspection & acceptance. If the contract letting party requires the contractor to submit sub-divisional construction progress plan of key sub-divisions, it shall stipulate in the special provisions.

4.4.2 Delay in the date of construction start. According to the following provisions, the postponement of the date of completion shall be determined:

(1) If any reason attributable to the contract letting party causes the failure of the contractor to start construction on time, the date of completion shall be postponed accordingly.

(2) If any reason attributable to the contractor causes the failure to start construction on time, it shall specify legitimate reasons and at its own expenses take measures to start construction as soon as possible but not to postpone the date of synchronization.

(3) If force majeure causes to postpone the date of construction start, the date of synchronization shall be postponed accordingly.

4.4.3 Date of completion

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1. If the contracting scope includes completion test, the planned date of completion and actual date of completion shall be determined with the following methods:

(1) The date of project completion as set forth in the special provisions of Article 9.1

Project receipt shall be the planned date of project completion; for the project, the planned date of completion for the last project shall be the planned date of project completion;

(2) The date of 14 days after the project passes completion test, overall project inspection & acceptance and starts formal power generation (definition of formal power generation: the license document has been obtained from the government or the electric power authority) shall be the actual date of project completion.

2. If the contracting scope excludes completion test, the planned date of completion and actual date of completion shall be determined with the following methods:

(1) The date of project completion as set forth in the special provisions of Article 9.1

Project receipt shall be the planned date of project completion; for the project, the planned date of completion for the last project shall be the planned date of project completion;

(2) The date on which the contractor accomplishes all construction work of the project as set forth in the construction drawings and conforms to the quality standards as set forth shall be the actual date of project completion;

(3) The date on which the contractor accomplishes all construction work of the last project as set forth in the construction drawings and conforms to the quality standards as set forth shall be the actual date of project completion;

3. Any construction location reserved by the contractor for completion test or post-completion test or any construction location required by the contractor shall neither affect the fragmentary round-off project and defect renovation used by the substantial operation of the contract letting party nor affect the determination upon the date of completion.

4.5 Delay compensation

If any reason attributable to the contractor causes delay in the date of project completion, the contractor shall assume delay compensation. The daily delay compensation amount and the maximum accumulated compensation amount shall be stipulated in the special provisions. The contract letting party shall be entitled to deduct the compensation amount from the project progress accounts, completion settlement accounts and the performance bond submitted as stipulated.

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4.6 Suspension

4.6.1 Suspension caused by any reason attributable to the contract letting party. The contract letting party may notify the contractor of suspending any work in the project implementation in writing. The notice shall specify the date of suspension and anticipated period of suspension.

Any increase in the fees suffered by the contractor due to the implementation of such suspension or reasonable expenses increased by return to work shall be borne by the contract letting party. In case of delay in any key route of the project caused thereby, the date of completion shall be postponed accordingly.

4.6.2 Suspension caused by force majeure. The work of the parties shall be arranged according to the provisions on obligations upon occurrence of force majeure as set forth in Article 17.1 and the provisions on consequences of force majeure as set forth in Article 17.2 hereof.

4.6.3 The contractor's work upon suspension. Under the circumstance of suspension as set forth in Article 4.6.1 Suspension caused by any reason attributable to the contract letting party and Article 4.6.2 Suspension caused by force majeure hereof, the contractor shall immediately stop the implementation work on the spot. During the period of suspension, according to the contract provisions, the contractor shall be responsible for attending, protecting and supervising the employees, project, materials and the contractor's documents etc. If the failure of the contractor to perform attending, protecting and supervising responsibilities causes any damage and metamorphism etc., which leads to any increase in the expenses of the contract letting party or delay in the date of completion, the contractor shall be liable.

4.6.4 The contractor's requirement on return to work. According to the suspension advised by the contract letting party as set forth in Article 4.6.1, the contractor shall be entitled to notify of and require return to work 45 days upon the suspension. In case of failure in return to work, the contractor shall be entitled to adjust and decrease part of the project affected by suspension according to the provisions on adjustment to and decrease of part of the project as set forth in Article 13.2.5 hereof.

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Should the suspension of the contract letting party last for more than 45 days and affect the whole project, or last for more than 180 days, or the suspension caused by force majeure causes the failure in contract performance, the contractor shall be entitled to give notice on contract cancellation according to the provisions on contract cancellation by the contractor as set forth in Article 18.2 hereof.

4.6.5 The contract letting party's return to work. After the contract letting party gives notice on return to work, the contract letting party shall be entitled to organize for the contractor to examine the project, equipment, materials and parts affected by suspension, the contractor shall notify the contract letting party of the examination result and the contents that needs recovery and renovation as well as the estimation, upon acknowledgement by the contract letting party, the recovery and renovation expenses incurred thereby shall be borne by the contract letting party. In case of delay in any key route of the project caused by recovery and renovation, the date of completion shall be postponed accordingly.

4.6.6 Suspension caused by any reason attributable to the contractor. If any reason attributable to the contractor causes suspension of part of the project or the project, which leads to any loss, damage and delay in the date of completion, the contractor shall be liable.

4.6.7 Payment upon project suspension. In case of unreasonable suspension caused by the contract letting party, in addition to the payment for the project that has been accomplished according to the contract provisions, the contract letting party shall compensate for any economic loss caused against the contractor by work stop, slow work of the labor, profiteering by buying cheap and selling dear, relocation of mechanical equipment, overstock of materials and components etc.:

(1) With respect to the equipment, materials and components purchased by the contractor and constituting the project entity but of which the payment can not be effected according to the purchase progress accounts, the contractor shall independently list such accounts into the statements of Article 14.6 Applying for payment according to the monthly project progress or Article 14.7 Applying for payment according to the payment schedule, the contract letting party shall arrange payment according to the date of payment as set forth in Article 14.8 hereof;

(2) With respect to the permanent project equipment, materials and components purchased and delivered to the spot by the contractor that have not been subject to inspection & acceptance and payment, both parties shall conduct inspection & acceptance and handover & takeover. The contractor shall at its own expenses renovate any defective equipment, material and component. Upon accomplishment of renovation and inspection & acceptance by the contract letting party, according to the provisions as set forth in Article 14.4.1 hereof, the purchase progress accounts wherein shall be paid.

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(3) The contract letting party shall assume relevant accounts for the equipment, materials and components purchased by the contractor but having not been delivered to the spot for permanent project.

(4) If the contract letting party requires the contractor to return any equipment, materials or component that has been ordered for the permanent project, the contract letting party shall assume relevant expenses including but not limited to the indemnification and compensation required by any supplier or manufacturer.

Article 5 Technologies and design

5.1 Production processing technologies and construction art models

5.1.1 Processing technologies or construction art models provided by the contractor When the contractor is responsible for providing production processing technologies (including patent technologies, proprietary technologies and process package) and construction art models (including construction design), the contractor shall be liable for the processing technology data, processing conditions, software, analysis manual, operation instructions, equipment manufacture instructions and other materials, other requirements or construction art models that have been provided and the structural design.

The contractor shall be responsible for the trial operation assessment guaranteed value and explanations on the guarantee of use functions as set forth in such special provisions. The trial operation assessment guaranteed value and explanations on the guarantee of use functions shall be the appraisal basis for the trial operation assessment as set forth in Article 10.3.3. According to the project features, the trial operation assessment guaranteed value and explanations on the guarantee of use functions for the project shall be stipulated in the special provisions.

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5.1.2 Processing technologies or construction art models provided by the contract letting party

When the contract letting party is responsible for providing production processing technologies (including patent technologies, proprietary technologies and process package) and construction art models (including construction design), the contract letting party shall be liable for the processing technology data, processing conditions, software, analysis manual, operation instructions, equipment manufacture instructions as well as other documents and materials of the contractor, the requirements of the contract letting party or the requirements of the construction art models.

The contract letting party shall be obliged to guide, verify and acknowledge the production processing design and construction design documents conducted according to the above materials provided by the contract letting party. All guaranteed values of project trial operation assessment or the responsibilities that shall be respectively assumed in the instructions on guarantee of use functions as set forth in the special provisions shall be appraisal basis for the trial operation assessment and assessment responsibilities as set forth in Article 10.3.3.

5.2 Design

5.2.1 Compliance with standards and codes

(1) The standards and codes as set forth in Article 1.5 shall be applicable to the project receipt or whole project receipt by the contract letting party.

(2) In the process of contract performance, if any new standard or code is promulgated by the State, the contractor shall be obliged to submit proposal on any relevant new standard or new code to the contract letting party. Any mandatory standard or code therein shall be observed and deemed as alteration for disposal; the contract letting party may decide to adopt or not to adopt any optional and recommended standard or code, if it decides to adopt, it shall be deemed as alteration for disposal.

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(3) The design drawings accomplished according to applicable laws as well as the standards and codes as set forth herein, the technical data and technical conditions in the design documents shall be the basis for the equipment, materials, component purchase quality, construction quality and completion test quality of the permanent project.

5.2.2 Operation and maintenance manual. The contractor shall guide post-completion test, trial operation assessment test and completion inspection & acceptance etc. as well as formulate operation and maintenance manual, the licenser shall provide operation guidance and analysis manual and be liable for the authenticity, accuracy, completeness and timeliness of the materials, unless otherwise set forth in the special provisions. The contract letting party shall submit operation guidance and analysis manual and the contractor shall submit operation and maintenance manual, the counterparts and the period of submission thereof shall be stipulated in the special provisions.

5.2.3 Counterparts and time of submission of design documents. The counterparts and dates of submission of the design documents, materials and drawings of any relevant design stage to be submitted shall be stipulated in the special provisions.

5.2.4 Renovation of any design defect at its own expenses and catch up with the progress at its own expenses. In case of any omission, error, defect and deficiency in the design documents caused by any reason attributable to the contractor, the contractor shall renovate at its own expenses. In case of delay in the design progress, the contractor shall at its own expenses take measures to catch up with the progress.

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5.3 Design stage verification

5.3.1 Design verification stage and date of verification meeting. The design stage of this project and the schedule for the verification meeting of the design stage shall be stipulated in the special provisions. The expenses incurred by the verification meeting and participation of the contract letting party's superior unit and relevant governmental authority in the verification meeting shall be borne by the contractor.

5.3.2 According to the provisions as set forth in Article 5.3.1 hereof, the contractor shall submit design documents of any relevant design verification stage to the contract letting party and conform to the in-depth stipulations of administrative regulations on the design documents, drawings and materials of any relevant design stage. The contractor shall be obliged to at its own expenses attend the design verification meeting organized by the contract letting party, introduce, answer and interpret to any and all verifiers and at its own expenses and in the verification process, provide supplementary materials that shall be provided.

5.3.3 The contract letting party shall be obliged to provide the contractor with the approval files and minutes of the design verification meeting according to Article 5.3.2 hereof. The contractor shall be obliged to make modification, supplementation and perfection to relevant design in accordance with the approval files and minutes of any relevant verification stage, the contract provisions and the stipulations of relevant design regulations.

5.3.4 If any reason attributable to the contractor causes the failure to submit complete design documents, drawings and materials of any relevant design verification stage to the contract letting party according to the time as set forth in Article 5.2.5 hereof, which leads to the failure to convene the meeting of any relevant design verification stage or failure to convene the meeting of any relevant design verification stage as scheduled, the contractor shall be liable for the delay in the date of completion, any loss on slow work of the labor or any increase in the expenses for the contract letting party to organize the meeting.

5.3.5 The contract letting party shall be entitled to, before any and all design verification stages as set forth in Article 5.3.1, raise suggestion, verification and acknowledgement on the design documents, drawings and materials of any relevant design stage, any suggestion, verification and acknowledgement by the contract letting party shall not relieve the contractor of or exempt the contractor from any contract liability and contract obligation.

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5.3.6 The contractor's design scheme may only be implemented upon recognition by the design supervisor and the contract letting party.

5.4 Training of operators and maintenance persons

The contractor shall be responsible for formulating training plan and methods as well as formulating training manual and materials for the contract letting party's operators and maintenance persons.

5.5 Intellectual properties

If this contract involves intellectual properties including but not limited to technical patent, construct art model, know-how and copyright of either party or both parties (including any related licenser and independent architect of either party or both parties), relevant agreement on intellectual properties and confidentiality shall be entered into as appendix hereto.

Article 6 Project materials

6.1 Provision of project materials

6.1.1 The equipment, materials and components provided by the contract letting party for the permanent project

(1) In case of any defect in the equipment, materials and components purchased by the contract letting party or subject to purchase designated by the contract letting party or delay in delivery thereof to the spot, which causes slow work of the labor, work stop, increase in expenses or delay in any key route against the contractor, the provisions on alteration and adjustment to the contract price as set forth in Article 13 hereof shall apply.

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(2) If the contract letting party invites the contractor to participate in foreign purchase, the expenses incurred thereby shall be borne by the contract letting party.

6.1.2 The equipment, materials and components provided by the contractor for the permanent project

(1) According to the technical parameters, technical conditions, function requirements and use requirements as set forth in the design documents, the contractor shall be responsible for the purchase of the equipment, materials and components for the permanent project and delivery thereof to the spot and liable for the quality examination results and performance results. The types, estimated quantity or specification list of the equipment, materials and components provided by the contractor for the permanent project shall be specified in the special provisions.

(2) The contractor shall at its own expenses renovate any quality defect caused by incompliance of the equipment, materials and components (including but not limited to building components) provided by the contractor with national mandatory standards, in case of therefore causing delay in the progress, the date of completion shall not be postponed.

(3) The types or list of productive materials provided by the contractor for post-completion test and completion test shall be specified in the special provisions.

6.1.3 Selection of suppliers by the contractor. Based upon the list of suppliers submitted by the contractor and approved by the contract letting party according to the provisions as set forth in Article 3.8.1 hereof, the suppliers or manufacturers of relevant materials shall be chosen by bidding.

The contractor shall not designate any supplier or processing manufacturer in the design documents or oral implications, except under any special circumstance or if there is only one factory.

6.1.4 Ownership of the project materials. The ownership of the equipment, materials and components provided for the permanent project according to the provisions as set forth in Article 6.1.1 and Article 6.1.2 hereof shall be transferred to the contract letting party after being delivered to the destination on the spot. The contract letting party shall perform the payment obligation as set forth in the contract. Before the contract letting party receives the project, the contractor shall be obliged to keep, preserve and maintain the project equipment, materials and components that shall not be transported out of the spot without approval by the contract letting party.

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6.2 Test

6.2.1 Factory test and report

(1) The contractor shall comply with relevant laws and regulations, be responsible for the equipment, materials, components and spare parts for the permanent project as set forth in Article 6.1.2 hereof as well as the mandatory examination, test, supervision and experiment on the materials subject to post-completion test and completion inspection & acceptance and submitting relevant reports to the contract letting party. The contents, periods and counterparts of each report shall be stipulated in the special provisions.

(2) If the contractor invites the contract letting party to participate in examination, before conducting examination, test, supervision and experiment of any relevant processing manufacture stage, the contractor shall notify the contract letting party of the contents, address and time in writing. Within 5 days upon receipt of the invitation, the contract letting party shall notify the contractor whether it will participate in examination or not in writing. If the contract letting party intends to participate in examination, it shall notify the contractor within 5 days upon receipt of written notice or report sent by the contractor.

(3) The contractor shall assume the salaries, subsidies, traveling expenses and accommodation fees etc. of its examination participants during the period of participating in examination, be responsible for handling the license for access to any relevant factory and offer convenience.

(4) If the contract letting party entrusts any qualified and experience third party to at its own expenses participate in examination on behalf of the contract letting party, within 5 days upon receiving the letter of invitation or report from the contractor, it shall notify the contractor in writing and specify the designation, name as well as function of power granted of any entrusted unit and entrusted person.

(5) The participation in examination by the contract letting party and its entrusted person shall not exempt the contractor from the quality liabilities for the project equipment, materials and components purchased by the contractor.

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6.2.2 Covering and packaging consequences. The contract letting party has notified the contractor of participating in examination in writing within the date as set forth in Article 6.2.1 and arrives at the designated place prior to the date as stipulated or on time, however, the processed and manufactured equipment, materials and components (including the materials subject to post-completion test and completion inspection & acceptance) have been covered, packaged or delivered to place of departure, the contract letting party shall be entitled to order the contractor to transport back to the original place, remove the coverage and package as well as conduct examination or test or inspection or experiment or recovery again, the contractor shall assume the expenses incurred thereby. In case of delay in any key route of the project caused thereby, the date of completion shall not be postponed.

6.2.3 Failure to participate in examination on time. If the contract letting party fails to participate in examination according to the provisions as set forth in Article 6.2.1, the contractor may on its own organize examination, test, inspection and experiment, the quality inspection result shall be deemed as authentic. If the contract letting party orders to conduct examination, test, inspection and experiment again hereinafter or add any experiment detail or alter the experiment place, it shall be entitled to notify the contractor of the alteration order. Upon conformity by quality inspection, the expenses incurred thereby shall be borne by the contract letting party, in case of causing delay in any key route of the project, the date of completion shall be postponed accordingly; upon inconformity by quality inspection, the expenses incurred thereby shall be borne by the contractor and the date of completion shall not be postponed.

6.2.4 Spot count and examination

The contractor shall notify the contract letting party 5 days before the equipment, materials and components provided by the contractor for the permanent project according to the provisions as set forth in Article 6.1.2 hereof are delivered to the spot. The contractor (including contractor or any supplier or subcontractor providing the contractor with equipment, materials and components) and the contract letting party (including the contract letting party or its representative or its supervisor) shall count the carton quantity according to the delivery document for each batch of goods and conduct examination on the appearance as well as count the in-carton quantity, certificates of compliance for appearance, drawings and document materials according to the packing list and conduct examination on the appearance. Upon examination and count, both parties shall sign the handover and takeover list.

In case of carton shortage detected in spot examination and count, for the shortage of the in-carton quantity, drawings and materials or any defect in the appearance, the contractor shall be responsible for supplementation and renovation at its own expenses, before defect renovation, no use in the project shall be allowed. The contractor shall be liable for any increase in the fees and delay in the date of completion caused thereby.

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6.2.5 Participation in examination by the quality supervision, fire protection and environmental protection authorities. The contract letting party and the contractor shall, from time to time, accept the on-site inspection on the manufacture factory, installation and experiment process conducted by professional inspectors from the quality supervision authority, fire protection authority, environmental protection authority and the industry etc., the expenses shall be borne by the contractor. In case of delay in any key route of the project caused thereby, the date of completion shall not be postponed accordingly.

With respect to the opinions on modification and replacement proposed in examination, the liable party as set forth in Article 6.1.1 or Article 6.1.2 shall assume relevant expenses. In case of delay in any key route of the project caused thereby, if the liable party is the contractor, the date of completion shall not be postponed; if the liable party is the contract letting party, the date of completion shall be postponed accordingly.

6.3 Imported project materials and customs declaration & customs clearance

6.3.1 The party responsible for imported purchase of the equipment, materials and components for the permanent project as well as the bidding and inquiry methods shall be stipulated in the special provisions. The party responsible for purchase shall be responsible for customs declaration & customs clearance, and the other party shall be obliged to offer assistance.

6.3.2 If the delay in customs declaration & customs clearance of imported project equipment, materials and components causes delay in any key route of the project, if it is the contractor who is responsible for imported purchase, the date of completion shall not be postponed and any increase in the expenses shall be borne by the contractor; if it is the contract letting party is responsible for imported purchase, the date of completion shall be postponed accordingly.

6.4 Transportation and transportation of the materials beyond limits

The contractor shall be responsible for the transportation of project materials beyond limits (beyond the weight, length, width and weight limits), all expenses for transportation of the materials beyond limits and special measures etc. are included in the bid-winning contract price. Any increase in the expenses due to the transportation of the materials beyond limits shall be borne by the contractor. In case of delay in any key route of the project caused thereby, the date of completion shall not be postponed.

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6.5 Reorder and consequences

According to the provisions as set forth in Article 6.1.2 and Article 6.1.3 hereof, in case of any defect in the equipment, materials and components provided by the contractor for the permanent project and in case of inconformity upon renovation by the contractor, the contractor shall be responsible for reorder and delivery to the spot. The contractor shall be liable for any increase in the fees and delay in the date of completion caused thereby.

6.6 Custody and surplus of project materials

6.6.1 Custody of project materials. If the project materials provided by the contract letting party according to Article 6.1.1 hereof and those provided by the contractor according to Article 6.1.2 are subject to custody by the contractor upon entrustment, the types and estimated quantity of the project materials shall be stipulated in the special provisions.

The contractor shall keep, preserve and maintain according to relevant provisions of the instructions in order to prevent deformation, deterioration, pollution and human body injury. The time within which the contractor shall submit custody and maintenance scheme is stipulated in the special provisions, such scheme includes: classification and custody of project materials, maintenance, security guard and obtaining system as well as warehouse, special custody warehouse, pile, road, lighting, fire protection, facility and appliance planning etc. All expenses necessary for custody shall be included in the bid-winning contract price.

6.6.2 Handover of surplus project materials. With respect to the materials kept by the contractor for the permanent project, upon accomplishment of completion test, the surplus project materials shall be handed over to the contract letting party free of charge (unless otherwise set forth in special provisions).

Article 7 Construction

7.1 The contract letting party's obligations

7.1.1 Verify overall construction organization and design. The contract letting party shall be entitled to conduct verification on the overall construction organization and design submitted by the contractor according to the provisions as set forth in Article 7.2.2 hereof as well as raise suggestions, requirements and supplementary requirements within 20 days upon receipt. The contract letting party's suggestions and requirements will not relieve the contractor of or exempt the contractor from any contract liability. If the contract letting party fails to raise any suggestion and requirement within 20 days, the contractor shall be entitled to conduct implementation according to the overall construction organization and design submitted.

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7.1.2 Entry conditions and entry date. The contract letting party shall agree with the contractor upon entry conditions and determine upon the entry date according to the approved preliminary design and provisional land occupation materials submitted by the contractor according to the provisions as set forth in Article 7.2.3. The contract letting party shall guarantee that the contractor can enter the spot and start preparation work on time. The entry conditions and entry date shall be stipulated in the special provisions.

In case of delay in the contractor's entry date caused by any reason attributable to the contract letting party, the date of completion shall be postponed accordingly. The contract letting party shall assume relevant expenses for slow work of the labor incurred thereby against the contractor.

7.1.3 Urge the contractor to handle approval formalities for construction start etc.

7.1.4 The contract letting party shall make acknowledgement within 20 days upon receipt of "health, safety and environment" management plan submitted by the contractor according to the provisions as set forth in Article 7.8 hereof. The contract letting party shall be entitled to inspect its implementation status and raise correction suggestions on any problem detected in the inspection, the contractor shall correct according to the contract letting party's reasonable suggestions.

7.1.5 The contract letting party shall perform other obligations that shall be performed by the contract letting party as set forth in the special provisions.

7.2 The contractor's obligations

7.2.1 Coordinate review and despooling. The contractor shall be obliged to review the benchmark coordinate materials (including benchmark control point, benchmark control elevation and benchmark coordinate control line). The contractor shall be liable for the despooling of the project and construction part and liable for the despooling accuracy.

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7.2.2 Construction organization and design. Within 15 days before construction start or within other time as stipulated, the contractor shall submit overall construction organization and design to the contract letting party. Along with the construction progress, the contractor shall submit the construction organization and design of main divisions and main items submitted by the contract letting party. The contractor shall at its own expenses make modification and perfection according to the reasonable suggestions and requirement proposed by the contract letting party.

The counterparts and time of submission of the overall construction organization and design as well as the name, counterparts and dates of submission of main divisions and main items of the construction organization and design that shall be submitted are stipulated in special provisions.

7.2.3 Submitting provisional land occupation materials. The contractor shall, within the time as set forth in the special provisions, submit:

(1) According to the provisions on custody of project materials as set forth in Article 6.6.1 hereof, shall submit the explanations on the coordinate locations, areas, land use time and use purposes of the land used for warehouse, pile and road and shall independently list the explanations on the coordinate locations, areas, land use time and use purposes of the land that shall be rented by the contract letting party;

(2) Shall submit the explanations on the coordinate locations, areas, land use time and use purposes of the land used for construction and shall independently list the explanations on the coordinate locations, areas, land use time and use purposes of the land that shall be rented by the contract letting party;

(3) Shall indicate the coordinate location of the entrance to the road of the construction site, and specify the direction, length, width, level, bridge and culvert bearing, turning circle radius of the road that the contract letting party is required to pave for connecting to urban and rural public roads as well as the requirements on the time of paving.

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If the contractor fails to submit the above materials on time, which causes delay in the entry date as set forth in the provisions of Article 7.1.3 hereof, any increase in the expenses or delay in the date of completion caused thereby shall be borne by the contractor.

7.2.4 The contractor shall be responsible for solving the problems of provisional water and electricity use etc.

7.2.5 The contractor shall handle construction start approval or construction license, project quality supervision formalities and any other license, certificate and approval file etc.

7.2.6 Any approval that shall be handled in the construction process upon notification. In the construction process, if the contractor provisionally adds off-site provisional land, provisional requires to cut off water supply, cut off power supply, cut off road communication and conduct blasting operation, or may damage public facilities relating to road, pipeline, power, post & telecommunications and communication, the contractor shall be responsible for handling relevant formalities.

7.2.7 Provide construction obstacle materials. The contractor shall, according to the provisions hereof, provide the coordinate locations of relevant underground buildings, structures and other facilities within the project scope.

7.2.8 Newly discovered construction obstacle. With respect to any building, structure, historical and cultural relic, ancient tree and famous tree newly discovered in the construction process neighboring and close to the site as well as underground pipeline, wire, structure, cultural relic, fossil and tomb etc., the contractor shall immediately take protection measures and timely notify the contract letting party.

7.2.9 The contractor shall be obliged to guarantee that the human power, machines and tools, equipment, facilities, measure materials, circulation materials and other construction resources can satisfy the demands of project implementation.

7.2.10 The contractor shall be obliged to, before construction, explain the intention of the design document and interpret the design documents to the construction subcontractor and supervisor and timely solve any relevant problem occurring in the construction process.

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7.2.11 Project protection and maintenance. From the date of construction start to the date on which the project is received by the contract letting party, the contractor shall be responsible for the protection, maintenance and security guard of the project and shall guarantee that the project will not be subject to any loss or damage due to the contractor's construction.

7.2.12 Site clearing. The contractor shall be responsible for site clearing and classified piling in the construction process and upon accomplishment of the project, and shall deliver the residue, waste and garbage etc. to any place designated by the contract letting party or any local relevant authority. Any machine and tool, equipment, facility and provisional project etc. that will not be used by the contractor again shall be evacuated from the site or delivered to any field designated by the contract letting party.

7.2.13 The contractor shall be obliged to perform other related obligations that shall be performed by the contractor as set forth in the special provisions.

7.3 Construction technologies and methods

The contractor's construction technologies and methods are in compliance with relevant laws and operation procedures, safety procedures and quality standards.

The contract letting party shall make acknowledgement on key construction technologies and methods, and within 5 days after receiving any such method submitted by the contractor, shall make acknowledgement or raise suggestions, any such acknowledgement and suggestion of the contract letting party will not relieve the contractor of or exempt the contractor from any contract liability.

7.4 Human, machine and tool resources

7.4.1 The contractor shall submit schedule of human resource plan for construction to the contract letting party according to the format, contents, counterparts and time of submission as set forth in the special provisions. The human resource plan for construction shall satisfy the demands of the construction progress plan. The contractor shall also provide the contract letting party with the information about the human resources subject to actual entry according to the format, contents, counterparts and time of submission as set forth in the special provisions.

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If the contractor fails to input sufficient work and human resources according to the schedule of human resource plan for construction, which causes the actual construction progress to be obviously behind the construction progress plan, the contract letting party shall be entitled to notify the contractor of adjusting and designating any relevant person to enter the site according to the work type and number of persons listed in the schedule of plan within reasonable time. Otherwise, the contract letting party shall be entitled to order the contractor to separately subcontract some parts and some items of the project, the expenses incurred thereby and the time of delay shall be borne by the contractor.

7.4.2 The contractor shall submit schedule of main machine and tool resource plan for construction to the contract letting party according to the format, contents, counterparts and time of submission as set forth in the special provisions. The machine and tool resource plan for construction shall satisfy the demands of the construction progress plan. The contractor shall also provide the contract letting party with the information about main machines and tools subject to actual entry according to the format, contents, counterparts and time of submission as set forth in the special provisions.

If the contractor fails to input sufficient machines and tools according to the schedule of machine and tool plan for construction, which causes the actual construction progress to be obviously behind the construction progress plan, the contract letting party shall be entitled to notify the contractor of adjusting and designating any relevant machine and tool to enter the site according to the number of machines and tools listed in the schedule of plan within reasonable time. Otherwise, the contract letting party shall be entitled to order the contractor to otherwise lease machines and tools, the expenses incurred thereby and the time of delay shall be borne by the contractor.

7.5 Quality and inspection

7.5.1 Quality and inspection

(1) The contractor and its subcontractors shall, from time to time, accept safety quality supervision and inspection conducted by the contract letting party, project director, administrative authority, quality administration authority, safety administration authority and industrial safety inspectors or any third-party quality inspection unit designated by the contract letting party. The contractor shall provide such supervision and inspection with convenience and assume relevant expenses.

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(2) When the contract letting party entrusts any third party to conducts examination, inspection, test and experiment on the construction quality, it shall notify the contractor in writing. The third-party inspection and acceptance result shall be the contract letting party's inspection and acceptance result.

(3) The contractor shall comply with relevant regulations on construction quality administration and shall be responsible for providing the operators with training, assessment, drawing disclosure, technical disclosure, operation procedure disclosure, safety procedure disclosure and quality standard disclosure to eliminate accident and hidden danger.

(4) The contractor shall conduct examination, inspection, test and experiment on the equipment, materials and components (including building parts and accessories) of the permanent project according to the provisions of the design documents and construction standards as well as the contract provisions, but shall not use disqualified equipment, materials and components. The contractor shall also be obliged to at its own expenses renovate and replace disqualified equipment, materials and components, the delay in the date of completion caused thereby shall be borne by the contractor.

(5) The contractor's construction shall conform to the quality standards as set forth in the contract. The assessment of quality standards shall be based upon the assessment standards for quality inspection as set forth in the contract. With respect to the construction part not in compliance with the quality standards, the contractor shall be obliged to at its own expenses renovate, rework or replace or reset, the delay in the date of completion caused thereby shall be borne by the contractor.

7.5.2 Quality inspection parts and inspection participants. The quality inspection parts are: the part subject to inspection by the contract letting party, supervisor and the contractor; the part subject to inspection by the supervisor and the contractor; the part subject to inspection by either any third party or the contractor. The parts subject to inspection on the construction quality, inspection standards as well as inspection & acceptance table format are stipulated in the special provisions.

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According to the above provisions, any part inspected as qualified by the contractor shall be reported to the contract letting party or the supervisor for archival filing. The contract letting party and the project director shall be entitled to, from time to time, conduct spot inspection or overall inspection on the parts subject to archival filing.

7.5.3 Notify inspection participants of participation in inspection. If the contractor on its own examines, inspects, tests and experiments the conformity, it shall notify relevant inspection participating units of participating in inspection according to the quality inspection parts and inspection participants as set forth in the special provisions of Article 7.5.2 hereof. If any inspection participant fails to participate on time, the contractor shall submit the self-inspection result of conformity to the contract letting party or the supervisor for signing within 24 hours thereafter, in case of failure to be signed after 24 hours, the quality inspection result shall be deemed as having been recognized by the contract letting party. Within 3 days thereafter, the contractor shall send notice on the fact that the contract letting party or the supervisor has been deemed to have acknowledged such quality inspection result.

7.5.4 Quality inspection rights. The contract letting party or the supervisor or any third party authorized thereby shall, under the circumstance of not hindering normal operation of the contractor, have to rights to conduct quality supervision, examination, inspection, test and experiment on any construction zone. The contractor shall provide such quality inspection activity with convenience. If the examination, inspection, test and experiment result indicates conformity, any increase in the expenses incurred against the contractor or delay in any key route of the project shall be deemed as alteration according to the provisions on alteration and adjustment to the contract price as set forth in Article 13 hereof.

In case of detecting any quality defect caused by any reason attributable to the contractor upon quality inspection, shall be entitled to place directives on renovation, suspension, demolition, rework, reconstruction and replacement etc. Any increase in the expenses caused thereby shall be borne by the contractor, in case of delay in the date of completion, the date of completion shall not be postponed.

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7.5.5 Conduct quality inspection again. According to the provisions as set forth in Article 7.5.3 hereof, with respect to the project parts certified to be qualified upon quality inspection, the contract letting party shall be entitled to conduct quality inspection again under the condition of not affecting normal project construction. If the examination, inspection, test and experiment result indicates inconformity, the expenses incurred thereby shall be borne by the contractor, in case of delay in any key route of the project, the date of completion shall not be postponed; if the examination, inspection, test and experiment result indicates conformity, any increase in the expenses incurred against the contractor or delay in any key route of the project shall be deemed as alteration according to the provisions on alteration and adjustment to the contract price as set forth in Article 13 hereof.

7.5.6 Other additional expenses incurred by any reason not attributable to the contract letting party shall be completely borne by the contractor.

7.6 Concealed project and midway inspection & acceptance

7.6.1 Concealed project and midway inspection & acceptance. The classification, parts, quality inspection contents, quality inspection standards, quality inspection tables and inspection participants of the concealed project that shall be subject to quality inspection and the parts of midway inspection & acceptance are stipulated in the special provisions.

7.6.2 Notice on inspection & acceptance and inspection & acceptance. With respect to the concealed project or midway inspection & acceptance parts certified to be qualified upon self inspection, the contractor shall notify the contract letting party and the supervisor of inspection & acceptance in writing 48 hours before the concealed project or midway inspection & acceptance. The notice shall specify the contents of concealment and midway inspection & acceptance, inspection & acceptance time and place. If the inspection & acceptance result indicates conformity, both parties shall sign on the inspection & acceptance records in order to cover, conduct subsequent operation, formulate and submit concealed project completion materials.

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If the contract letting party and the supervisor do not sign on the inspection & acceptance records within 24 hours after the inspection & acceptance result indicates conformity, the contract letting party and the supervisor shall be deemed as having recognized the inspection & acceptance records, the contractor can conceal or conduct subsequent operation. If the contract letting party and the supervisor's inspection & acceptance result indicates inconformity, the contractor shall correct within the time as limited by the contract letting party and the supervisor and notify the contract letting party and the supervisor of inspection & acceptance again.

7.6.3 Failure to participate in inspection & acceptance on time. If the contract letting party and the supervisor fail to participate in the inspection & acceptance of the concealed project and the parts subject to midway inspection & acceptance on time, within 24 hours upon receipt of notice on inspection & acceptance, the contract letting party and the supervisor shall apply to the contractor for postponement, the inspection & acceptance shall not be postponed for more than 48 hours. In case of failure to apply for postponement of inspection & acceptance within the above time and failure to participate in inspection & acceptance, the contractor shall on its own organize inspection & acceptance, and the inspection & acceptance records shall be deemed as having been recognized by the contract letting party and the supervisor.

7.6.4 Re-inspection. Within any time, the contract letting party and the supervisor shall be entitled to require re-inspection on the concealed project that has been inspected and accepted, the contractor shall remove coverage, conduct stripping or trepanning and shall recover or renovate upon inspection. If the inspection result indicates inconformity, the expenses incurred thereby shall be borne by the contractor, in case of delay in any key route of the project, the date of completion shall not be postponed; if the inspection result indicates conformity, any increase in the expenses incurred against the contractor or delay in any key route of the project shall be deemed as alteration according to the provisions on alteration and adjustment to the contract price as set forth in Article 13 hereof.

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7.7 Dispute on the construction quality result

7.7.1 Any dispute on the construction quality result shall be firstly settled through negotiation. If no consensus is reached upon negotiation, any project quality test institution with relevant qualification shall be entrusted to conduct authentication with consent of the contract letting party.

According to the authentication result, if the liable party is the contractor, the contractor shall be liable for any increase in the expenses incurred against the contractor or delay in any key route of the project; if the liable party is the contract letting party, the contract letting party shall be liable for any increase in the expenses incurred against the contractor, in case of delay in any key route of the project duet to any dispute, the date of completion shall be postponed accordingly.

7.7.2 According to the authentication result, if both contract parties are liable, according to the liabilities of either party, they shall negotiate for assuming respective expenses; in case of delay in any key route of the project caused thereby, they shall discuss about postponement of the date of completion. If both parties fail to reach consensus on the assuming of expenses and postponement of the date of completion, the procedures as set forth in Article 16.3 Dispute and adjudication shall apply to settlement.

7.8 Health, safety and environment

7.8.1 Health, safety and environment management

(1) Both parties shall be obliged to observe all laws and regulations on health, safety and environment.

(2) Implementation plan for health, safety and environment management. Before construction start on the spot or within other time as stipulated, the contractor shall submit implementation plan for health, safety and environment management to the contract letting party. The management and implementation fees of such plan are included in the contract price. The contract letting party shall raise suggestions and make acknowledgement within 15 days upon receipt of such plan, the contractor shall at its own expenses correct according to the suggestions of the contract letting party. The counterparts and time of submission of such plan are stipulated in the special provisions.

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(3) In the process of carrying out the implementation plan for health, safety and environment by the contractor, if the contract letting party needs to take special measures beyond such plan, it shall be deemed as alteration according to the provisions on alteration and adjustment to the contract price as set forth in Article 13 hereof.

(4) The contractor ensures that all employees of the contractor and its subcontractors on the spot have been sufficiently trained and experienced and are competent for health, safety and environment management work.

(5) The parties shall comply with all laws and regulations on spot health, safety and environment relating to implementation of this project and use of construction equipment and respectively handle related formalities as stipulated.

(6) The contractor shall establish health security conditions, construct safe facilities and take environmental protection measures etc. for the part subject to spot construction start of the project. If any reason causes delay in the approval of construction license due to any reason attributable to the contractor, the contractor shall be liable for any increase in the expenses or delay in any key route of the project.

(7) The parties shall have full-time engineers or management persons responsible for managing, supervising and guiding employee health, safety protection and environmental protection work. The contractor shall be liable to any subcontractor.

(8) The contractor shall from time to time accept the supervision and inspection conducted by the health, safety and environment inspectors of any relevant governmental administrative authority, industrial institution, contract letting party and project director and shall therefore provide convenience.

(9) According to the Regulations on Safety, Health and Environment Management Work of Power Construction and relevant provisions of laws, in case of any accident against safety and violation in the contents of Appendix I, the contract letting party shall be entitled to directly deduct penalty from the total contract price of the project accounts.

7.8.2 Occupational health management on the spot

(1) The contractor shall comply with applicable laws and regulations on occupational health as well as the contract provisions (including the provisions on employment, health, safety and benefit etc.) and be responsible for the occupational health and protection of the persons in the spot implementation process.

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(2) The contractor shall comply with applicable labor laws to protect legal rights and interests of its employees including but not limited to legal holiday right and shall provide the employees on the spot with labor protection articles, protective device, heatstroke prevention products, necessary spot boarding and lodging conditions as well as safe production facilities.

(3) The contractor shall provide the constructors with occupational health knowledge training for relevant operation, disclosure of dangerous and hazardous factors, disclosure of safe operation procedures, shall take effective measures and shall provide protective device to prevent human body injury according to relevant provisions.

(4) The contractor shall set warning marks and instructions in poisonous and harmful operation zones. Any injury caused by the contract letting party and its entrusted persons due to entry into such operation zones without permission of the contractor and not equipped with relevant protection appliance.

(5) The contractor shall conduct preventive examination on the poisonous and harmful posts and timely ratify and correct disqualified protection facilities, appliance and erection etc. in order to eliminate hidden danger that is harmful to health.

(6) The contractor shall take health and anti-epidemic measures to be equipment with medical workers and first-aid facilities, keep the food health of dining hall, maintain the environmental health of the residence and its surrounding areas and protect the health of constructors.

7.8.3 Safety management on the spot

(1) The supervisor shall provide the employees on the spot with safety education and shall be liable for any accident against safety caused thereby. The supervisor shall not force the contractor to violate relevant safety regulations on safe construction, safe operation, completion test, post-completion test and completion inspection & acceptance. The supervisor shall assume relevant liabilities and the expenses incurred thereby for any human body injury and property loss caused by any reason attributable to the supervisor and its employees on the spot. In case of delay in any key route of the project, the date of completion shall be postponed accordingly.

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The contractor shall be liable for any human body injury, property loss and delay in any key route of the project caused by violation of relevant safety regulations on safe construction, safe operation, completion test, post-completion test and completion inspection & acceptance due to any reason attributable to the contractor.

(2) The employees of the parties shall comply with attention to no entry, including no entry to the work field and no closeness to special zones of the work field. In case of failure to comply with such provisions, the party failing to comply with such provisions shall be liable for any injury, damage and loss caused thereby.

(3) The contractor shall be responsible for the safe work on the spot according to the contract provisions, including the spot of any subcontractor. Any spot with relevant conditions shall be subject to closed management. According to the project features, shall formulate relevant technical safety measures in the construction organization and design documents and formulate special safe construction organization and design to the project part with strong specialty, including but not limited to the measures for maintaining safety, prevent danger and prevent fire.

(4) The contractor (including subcontractors, suppliers and transportation units of the contractor) shall take preventive measures to protect the roads, bridges and underground facilities etc. on the spot and on the way entering into and exiting from the spot, unless otherwise set forth in special provisions. The contractor shall be liable for any damage and delay in the date of completion caused by failure to take preventive measures as stipulated.

(5) The contractor shall provide its constructors with safe operation training, disclosure of safe operation procedures, take safety protection measures, set safe warning marks and instructions and conduct safety inspection to eliminate accident and hidden danger.

(6) When the contractor conducts operation in power equipment, electric transmission line, underground pipeline, sealed quakeproof workshop, high temperature and high pressure, inflammable and explosive zones and sections as well as in the neighborhood of vital communication lines close to street, the contractor shall take safety protection measures to any damage that may be caused against the construction site and neighboring buildings, structure and special operation environment. Before construction start, safety protection measures and schemes shall be submitted to the contract letting party or the supervisor and may only be implemented after being recognized.

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(7) If the contractor intends to conduct blasting, radioactive, electric and toxic operation as well as conduct operation by using inflammable and explosive, toxic and corrosive articles (including transportation, storage and custody), the contractor shall, within 10 days before construction start, notify the contract letting party and the supervisor in writing, submit relevant safety protection measures and schemes which shall only be implemented after being recognized.

(8) Safety and protection inspection. Before start of operation, the contractor shall notify the representative of the contract letting party and the supervisor of conducting inspection on any influence that may be generated by the safety measures and schemes submitted and construction of safe facilities on the spot, safe passages, safe appliance and fire protection appliance and configuration on the safety of surrounding environment, and shall at its own expenses make ratification and correction according to the ratification and correction raised by the contract letting party and the supervisor. The supervisor's suggestions and requirements will not relieve the contractor of or exempt the contractor from any contract liability.

7.8.4 Environmental protection and management on the spot

(1) The contractor shall be responsible for protecting the buildings, structure, cultural relic buildings, ancient trees and famous trees as well as underground pipelines, wire, structures, cultural relics, fossils and tombs etc. on the spot and in the neighborhood in the spot construction process. The contractor shall be liable for any increase in the expenses including but not limited to damage, loss and compensation and delay in the date of completion due to the failure of the contractor to notify the contract letting party and failure to obtain further instructions from the contract letting party.

(2) The contractor shall take measures and be responsible for controlling and disposing of the pollution and damage caused by the dust, waste gas, waste water, solid waste and noise against the environment on the spot. The contractor shall be liable for any increase in the expenses including but not limited to injury, compensation and penalty and delay in the date of completion.

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(3) The contractor shall timely and periodically transport the residual and waste garbage on the construction site to any place designated by the contract letting party or relevant local administrative authority to prevent the pollution on the surrounding environment and influence on the operation. The contractor shall be liable for any increase in the expenses including but not limited to injury and compensation imposed by local administrative authority.

7.8.5 Accident treatment

(1) If the contractor or any employee of any subcontractor is deceased or suffers injury in the spot operation process, the contractor or its subcontractor shall immediately take rescue measures, immediately report to the contract letting party and the rescue unit, the contract letting party shall be obliged to provide such rescue with necessary conditions. The contractor shall maintain the spot and take relevant measures to prevent the spreading of any accident.

(2) With respect to significant casualty, significant damages on properties and the environment as well as other accidents against safety, the contractor shall, according to relevant provisions, immediately report to relevant authority and immediately notify the representative of the contract letting party and the supervisor. Meanwhile, it shall be handled according to the requirements of relevant governmental authority.

(3) If the contract parties have any dispute on the liabilities for any accident, the final result identified by relevant governmental authority upon investigation shall apply.

(4) If the construction project causes human body and property damage within reasonable use period and equipment assurance period, the contractor shall assume damage compensation liability.

(5) In case of any food poisoning, endemic disease and occupational health event among the employees, the contractor shall be liable.

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Article 8 Completion test

The project as set forth herein includes completion test, the provisions hereof shall be observed.

8.1 Completion test obligation

8.1.1 The contractor's obligations

(1) Before start of the project completion test, the contractor shall accomplish the construction operation of relevant project; and before start of the completion test, shall accomplish examination, inspection, test and experiment that shall be conducted according to the contract provisions.

(2) Before start of the completion test, the contractor shall submit relevant quality inspection materials and its completion materials to the contract letting party according to the provisions of concealed project and midway inspection and acceptance parts as set forth in Article 7.6 hereof.

(3) According to the provisions on post-completion test as set forth in Article 10 hereof, the contractor shall guide the contract letting party to conduct post-completion test, the contractor shall accomplish the training for operators and maintenance persons according to the provisions as set forth in Article 5.4 and submit the operation and maintenance manual as set forth in Article 5.2.2 before post-completion test.

(4) Completion test scheme. Within 20 days before the completion test conditions are satisfied, the contractor shall submit the completion test scheme to the contract letting party. The contract letting party shall raise suggestions and opinions within 10 days, the contractor shall at its own expenses amend the completion test scheme according to the suggestions and comments raised by the contract letting party. After the completion test scheme is acknowledged by the contract letting party as appendix hereto, it shall be implemented by the contractor. The counterparts and time of submission of completion test scheme are stipulated in the special provisions. The scheme shall include:

1) The basis and principles based upon which the completion test scheme is formulated;

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2) Establishment and responsibility division of the organizational framework;

3) Test procedures and test conditions of completion test for the project;

4) Test procedures and test conditions of single, individual and joint test for the project;

5) Types, performance standards, test, inspection & acceptance format of the equipment, materials and components subject to completion test;

6) The quality and quantity requirements on the water, electricity and power conditions etc.;

7) Safe procedures, safe measures and protection facilities;

8) Progress plan, measures and schemes, human resource as well as machine and tool plan and arrangement of completion test;

9) Others

(5) The completion test of the contractor shall include the completion test of the equipment, materials and components newly entrusted by the contract letting party to the contractor according to Claus (3) of Article 8.1.2 hereof.

(6) The contractor shall accomplish completion test according to the test conditions and test procedures as well as the standards, codes and data as set forth in Clause (3), Article 5.2.3 hereof.

8.1.2 The contract letting party's obligations

In the inspection & acceptance process, if it is necessary for the contract letting party to organize inspection & acceptance group, the contract letting party shall cooperate with the contractor in accomplishing the organization of inspection & acceptance and acknowledgment on the inspection & acceptance result.

8.1.3 Completion test leading organ. The completion test leading organ shall be responsible for leading, organizing and coordinating the completion test. The contractor shall provide relevant conditions as set forth in the human resource, machine and tool as well as completion test schemes and be responsible for accomplishing the test. The contract letting party shall be responsible for organizing the inspection & acceptance of completion test.

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8.2 Examination and inspection & acceptance of completion test

8.2.1 The examination and inspection & acceptance shall be conducted according to the standards, codes and data as set forth in Clause (3), Article 5.2.3 hereof and Sub-clause 5) of Clause 4 Completion test scheme of Article 8.1.1.

8.2.2 Before start of the completion test, after the contractor examines and verifies the test conditions provided by the parties according to the provisions as set forth in Article 8.1.1 hereof, both parties shall sign on relevant tables. In case of delay in the completion test progress plan of any key route, the date of completion shall be postponed accordingly; if any reason attributable to the contractor causes the failure to verify the completion test conditions on time, any increase in the expenses shall be borne by the contractor, in case of delay in the completion test, the contractor shall at its own expenses catch up with the progress according to the provisions as set forth in Article 4.1.2 hereof.

8.2.3 Within 36 hours before start of certain completion test, the contractor shall send notice to the contract letting party and the supervisor, the notice shall include the test items, contents, place and inspection & acceptance time. Within 24 hours upon receipt of notice, the contractor or (and) the supervisor shall notify the contractor of participating in writing, if the test result indicates conformity, both parties shall sign on the test records and inspection & acceptance table.

If the contract letting party and the supervisor do not sign on the inspection & acceptance records and inspection & acceptance table within 24 hours after the inspection & acceptance result indicates conformity, the contract letting party and the supervisor shall be deemed as having recognized the inspection & acceptance records, the contractor can conceal or conduct subsequent operation.

If the inspection & acceptance result indicates inconformity, within the time as ordered by the contract letting party and the supervisor, the contractor shall make amendment and notify the contract letting party and the supervisor of conducting inspection & acceptance again.

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8.2.4 If the contract letting party and the supervisor fail to participate in the test and inspection & acceptance on time, they shall apply to the contractor in writing for postponement within 24 hours upon receipt of notice, the time shall not be postponed for more than 24 hours. In case of failure to apply for postponed test within the above time and failure to participate in test and inspection & acceptance, the contractor may on its own organize test according to the test items as notified, the test result shall be deemed as recognized by the contract letting party and passing inspection & acceptance.

8.2.5 No matter whether the contract letting party and the supervisor participate in completion test and inspection & acceptance or not, the contract letting party shall be entitled to order to conduct test again. If the retest result indicates inconformity, any increase in the expenses incurred against the contractor shall be borne by the contractor, in case of delay in the completion test progress, the date of completion shall not be postponed; if the retest result indicates conformity, any increase in the expenses incurred against the contractor and delay in the date of completion shall be deemed as alteration according to the provisions on alteration and adjustment to the contract price as set forth in Article 13 hereof.

8.2.6 Provisions on date of inspection & acceptance of completion test

(1) Date and time of inspection & acceptance of certain completion test. The date and time of passing such completion test shall be deemed as the date and time of inspection & acceptance of such completion test.

(2) Date and time of completion test of the project. The date and time of passing completion test of the last project shall be deemed as the date and time of completion test of the project.

8.3 Completion test safety and examination

8.3.1 According to the provisions on health, safety and environment as set forth in Article 7.8 hereof, in combination with electricity access, water access, pressure test, leakage test and turning features etc. of completion test, the contractor shall formulate safe operation schemes including but not limited to safe procedures, safe system, fire protection measures, accident report system and accident disposal scheme for completion test with respect to electric shock hazard, inflammable and explosive as well as running of mechanic equipment, and shall submit such schemes to the contract letting party for acknowledgement and raise suggestions, comments and requirements to the contract letting party, the contractor shall at its own expenses make amendment and put into implementation upon acknowledgement by the contract letting party. The acknowledgement of the contract letting party shall not relieve the contractor of or exempt the contractor from the contract liabilities of the contractor. The expenses for the contractor to provide the completion test with safe protection measures and protection articles have been included in the contract price.

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8.3.2 The contractor shall provide its employees with training on the safety of completion test and disclose the safe operation procedures, field environment, operation system and emergency disposal measures etc. of completion test.

8.3.3 The contract letting party and the supervisor shall be obliged to, according to the safe procedures, safe system and safe measures etc. in the safe schemes of completion test acknowledged, provide its management persons, operators and maintenance persons with education on the safety of completion test and at its own expenses provide the supervisors and inspectors with protection facilities.

8.3.4 The contract letting party and the supervisor shall be entitled to supervise and examine the work and implementation status listed in the safe schemes of completion test, and shall be entitled to propose safe ratification and correction as well as deliver regulation orders. The contractor shall be obliged to make ratification, correction and regulation according to the order and bear any increase in the expenses. In case of delay in the completion test progress plan of the project caused thereby, the contractor shall at its own expenses catch up with the progress according to the provisions as set forth in Article 4.1.2.

8.3.5 Shall, according to the decision of the completion test leading organ as set forth in Article 8.1.3 hereof, organize, coordinate and implement completion test to prevent the occurrence of human body injury and accident.

With respect to any accident caused by any reason attributable to the contract letting party, the contract letting party shall assume its relevant liabilities, expenses and compensation. In case of delay in the completion test progress plan of the project caused thereby, the date of completion shall be postponed accordingly.

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With respect to any accident caused by any reason attributable to the contractor, the contractor shall assume its relevant liabilities, expenses and compensation. In case of delay in the completion test progress plan of the project caused thereby, shall at its own expenses catch up with the progress according to the provisions as set forth in Article 4.1.2.

8.4 Delayed completion test

8.4.1 If any reason attributable to the contractor causes certain project to be behind the completion test progress plan, the contractor shall at its own expenses take measures to catch up with the completion test progress plan according to the provisions as set forth in Article 4.1.2.

8.4.2 In case of delay in the completion test caused by any reason attributable to the contractor, which leads to delay in the date of completion of the project as set forth in the contract, according to the provisions on delay and damage compensation as set forth in Article 4.5, the contractor shall be liable for delay and damage compensation.

8.4.3 Completion test organized by the contract letting party. Without any legitimate reason, if the contractor fails to conduct certain completion test according to the completion test progress plan decided by the completion test leading organ, and within 10 days upon receipt of notice sent by the test leading organ, the contractor still fails to conduct certain completion test without any legitimate reason, the contract letting party shall be entitled to on its own organize such completion test, the test risks and expenses shall be borne by the contractor.

8.4.4 If the contract letting party fails to perform its obligations as set forth in Article 8.1.2 hereof, which causes delay in the completion test, in case of any increase in the expenses, the contract letting party shall bear reasonable expenses, in case of delay in the completion test progress plan, the date of completion shall be postponed accordingly.

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8.5 Retest and inspection & acceptance

8.5.1 If the contractor fails to pass relevant completion test, it shall conduct such test again according to the provisions as set forth in Clause (6), Article 8.1.1 hereof and conduct test and inspection & acceptance according to the provisions as set forth in Article 8.2 hereof.

8.5.2 No matter whether the contract letting party and the supervisor participate in completion test and inspection & acceptance or not, if the contractor fails to pass completion test, the contract letting party shall be entitled to notify the contractor of conducting such completion test again according to the provisions as set forth in Clause (6), Article 8.1.1 hereof and conducting test and inspection & acceptance according to the provisions as set forth in Article 8.2 hereof.

8.6 Failure to pass completion test

In case of failure to pass the completion test due to any reason attributable to the contractor, it is permitted that such completion test should be conducted again, however, it shall only be conducted for at least twice, in case of inconformity with the inspection & acceptance conditions upon twice test, the date of completion shall not be postponed, relevant expenses and relevant matters shall be handled according to the following provisions.

(1) In case of failure to pass such completion test, which does not have any substantial influence on the operation or use, the contractor shall at its own expenses renovate. In case of failure to renovate, the contract letting party shall be entitled to deduct relevant accounts of such part, and it shall be deemed as passing such completion test;

(2) In case of failure to pass such completion test, which has any substantial influence on the operation or use of such project, the contract letting party shall be entitled to deduct relevant accounts of such part, and it shall be deemed as passing such completion test;

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(3) In case of failure to pass such completion test, which has any substantial influence on the operation or use, the contract letting party shall be entitled to order the contractor to replace relevant parts and conduct completion test. Any increase in the expenses incurred against the contract letting party shall be borne by the contractor. In case of delay in the date of completion caused thereby, the contractor shall be liable for delay and damage compensation.

(4) In case of failure to pass the completion test, which causes any main part of the project to lose the production and use functions, the contract letting party shall be entitled to order the contractor to replace any relevant part, the contractor shall be liable for any increase in the expenses and delay in the date of completion caused thereby. In case of any increase in the expenses incurred against the contract letting party, the contract letting party shall be titled to claim to the contractor according to the provisions on claim as set forth in Article 16.2.1 hereof.

(5) In case of failure to pass the completion test, which causes the whole project to lose the production and use functions, the contract letting party shall be entitled to order the contractor to redesign and reset any relevant part, the contractor shall be liable for any increase in the expenses and delay in the date of completion caused thereby. The contract letting party shall be titled to claim to the contractor according to the provisions on claim as set forth in Article 16.2.1 hereof. Or shall be entitled to cancel the contract according to the provisions as set forth in Article 18.4 hereof.

8.7 Dispute on completion test result

8.7.1 Negotiation for settlement. Any dispute on the completion test result shall be firstly settled through negotiation.

8.7.2 Entrustment of authentication institution. Upon negotiation, should there still be any dispute on the completion test result, a test institution with relevant qualification shall be jointly entrusted to conduct authentication. Upon authentication,

(1) If the liable party is the contractor, the necessary authentication fees and any increase in the reasonable expenses therefore incurred against the contract letting party shall be borne by the contractor, the date of completion shall not be postponed;

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(2) If the liable party is the contract letting party, the necessary authentication fees and any increase in the reasonable expenses therefore incurred against the contractor shall be borne by the contract letting party, the date of completion shall be postponed accordingly;

(3) If both parties are liable, they shall negotiate for respectively bearing the expenses according to their liabilities and postponing the date of completion based upon the delay in the completion test plan. In case of any dispute between the parties on the expense bearing and postponement of the date of completion, it shall be settled according to the provisions on dispute and adjudication as set forth in Article 16.3.

Article 9 Project receipt

9.1 Project receipt

9.1.1 Receipt based upon the project. According to the specific situation and features of the engineering project, the project receipt shall be stipulated in the special provisions.

(1) Receipt based upon the project.

According to the provisions on post-completion test as set forth in Article 10 hereof, the contractor shall be responsible for guiding the contract letting party to conduct post-completion test and assume the assessment responsibility for trial operation. The schedule for the project is stipulated in the special provisions.

If the contract letting party is responsible for post-completion test of the project and the assessment responsibility for trial operation, the arrangement for the date of project receipt shall be stipulated in the special provisions.

(2) With respect to the project without completion test or post-completion test, the contractor shall accomplish the round-off project and defect renovation, and in case of compliance with the inspection & acceptance standards as set forth in the contract, the project receipt and completion inspection & acceptance shall be handled according to the contract provisions.

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9.1.2 The materials that shall be submitted by the contractor upon project receipt. In addition to the materials that have been submitted according to the provisions as set forth in Clause (1) to (3) of Article 8.1.1 hereof, the types, contents, counterparts and time of submission of the inspection & acceptance materials for accomplishment of completion test that shall be submitted are stipulated in the special provisions.

9.2 Receipt certificate

9.2.1 Within 10 days after the project satisfies the receipt conditions, the contractor shall submit application for receipt certificate to the contract letting party, and within 10 days upon receipt of the application, the contract letting party shall organize receipt and issue project receipt certificate.

The date of project receipt shall be subject to the date as set forth in Clause 2, Article 8.2.6 as the date of receipt.

9.2.2 Round-off project and defect renovation: the round-off project and defect renovation having not substantial influence on the operation and use of the project shall not be deemed as the reason for the contract letting party's refusal to receive the project. The reasonable time determined upon negotiation by the contract letting party and the contractor for the contractor to accomplish such round-off project and defect renovation shall be deemed as appendix to the receipt certificate.

9.3 Project receipt responsibilities

9.3.1 Security guard responsibility: the contract letting party shall assume security guard responsibility upon overall project receipt, and the employees of the contractor shall all evacuate or basically evacuate from the site.

9.3.2 Attention responsibility: from the date of overall project receipt, the contract letting party shall assume its attention responsibility. And shall be responsible for the preservation, maintenance and repair of the project.

9.3.3 Project insurance coverage responsibility: according to the contract provisions, during the construction period, if the party that shall purchase insurance is the contractor, the contractor shall keep the insurance coverage period of the project until the date on which the contract letting party receives the project as set forth in Article 9.2.1. The party that shall purchase insurance shall be contract letting party thereafter.

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9.4 Failure to receive the project

9.4.1 Refusal to receive the project: within 15 days upon receipt of the application for overall project receipt certificate submitted by the contractor, if the contract letting party does not organize receipt, it shall be deemed that the application for project receipt certificate has been recognized by the contract letting party. From the 16th day, the contract letting party shall assume relevant liabilities according to the provisions as set forth in Article 9.3 hereof.

9.4.2 Failure to receive the project according to the contract provisions: if the contractor fails to submit application for project receipt certificate or fails to pass the project receipt conditions, the contract letting party shall be entitled to refuse the project.

If the contract letting party fails to comply the provisions of this article, uses or forces to receive the project, it shall, according to the provisions on project receipt as set forth in Article 9.3, assume relevant liabilities and shall be liable for any loss, breakdown, damage and compensation caused by the operation and use of the project upon use or forced receipt.

Article 10 Post-completion test

The project as set forth herein includes post-completion test, the provisions hereof shall be observed.

10.1 Rights and obligations

10.1.1 The contract letting party's obligations

(1) The contract letting party shall be entitled to verify and approve the post-completion test scheme submitted by the contractor according to the provisions as set forth in Clause (2), Article 10.1.2, the contract letting party's approval will not relieve the contractor of or exempt the contractor from the contract liabilities.

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(2) The contract letting party shall be obliged to establish post-completion test united coordinating and leading organ and arrange work division, organize and accomplish preparation work, post-completion test and trial operation assessment according to the post-completion test scheme that has been approved. The establishment scheme and the work division & duties of the united coordinating and leading organ shall be deemed as part hereof.

(3) The contract letting party shall be entitled to give the contractor notice on refusal or acceptance of any suggestion raised by the contract letting party to the contractor according to Clause (4), Article 10.1.2 hereof. In case of failure to accept such suggestion, the contractor shall be obliged to implement according to any original organization, arrangement, directive and notice.

(4) Any organization, arrangement, directive and notice delivered by the contract letting party to the contractor at the post-completion test stage shall be delivered to the project manager of the contractor in writing, and the project manager shall sign thereupon with date, time and signature.

(5) Under emergency, the contract letting party shall be entitled to issue emergent directive to the contractor orally and in writing, and the contract shall immediately implement. If the contractor fails to implement any directive of the contract letting party, the contractor shall be liable for any accident liability, human body injury and project damage caused thereby. Within 12 hour after giving oral directive, the contract letting party shall send supplementary directive in writing to the project manager.

(6) Other obligations and work of the contract letting party at the post-completion test stage are stipulated in the special provisions.

10.1.2 The contractor's responsibilities and obligations

(1) Under unitary arrangement of the post-completion test united coordinating and leading organ established by the contract letting party, the contractor shall designate any person with relevant qualification and experience to guide the post-completion test. During the post-completion test period, the power station initiation manger and its guiding persons designated by the contractor shall only leave the site upon approval by the contract letting party.

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(2) The contractor shall formulate post-completion test scheme according to the contract provisions and the post-completion test features of this project. And shall submit post-completion test scheme to the contract letting party before start of post-completion test. Such scheme shall include: the operation test procedures, resource conditions, test conditions, operation procedures, safe procedures, accident disposal procedures and progress plan etc. of the project and its relevant parts. The scheme shall only be implemented after being verified and approved by the contract letting party. The counterparts and time of submission of post-completion test scheme are stipulated in the special provisions.

(3) If the contractor fails to implement any arrangement, directive and notice of the contract letting party, the contractor shall be liable for any accident, human body injury and project damage caused thereby.

(4) The contractor shall be obliged to raise suggestions and make explanations on any organization, arrangement, directive and notice of the contract letting party.

(5) Under emergency, the contractor shall immediately implement the operation, work and assignment ordered by the contract letting party orally. The contractor shall make records for such directive and make implementation records. With respect to such directive, the contract letting party shall deliver the oral directive in writing again to the contractor within 12 hours.

If the contract letting party fails to deliver supplementary notice on such oral directive in writing within 12 hours, the contractor and its project manager shall be entitled to, within 24 hours upon receipt of the oral directive, submit such oral directive in writing to the contract letting party, the contract letting party shall sign for confirmation on the receipt with the date and time of receiving. If the contract letting party fails to sign for confirmation on the receipt within 24 hours, it shall be deemed as confirmed by the contract letting party.

The contract letting party shall be liable for any accident liability, human body injury, project damage and increase in the expenses due to implementation of such oral directive.

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(6) Liability for any defect of the operation and maintenance manual. With respect to the operation and maintenance manual formulated by the contractor, the contractor shall be liable for any accident liability, human body injury and project damage caused by any defect of the manual; if any defect existing in the operation guidance provided by the contract letting party (including any licenser of its) causes any defect of the contractor's operation manual, the contract letting party shall be liable for any accident liability, human body injury, project damage and increase in the expenses incurred against the contractor.

(7) Other obligations and work of the contractor at the post-completion test stage according to the contract provisions and industrial regulations are stipulated in the special provisions.

10.2 Post-completion test procedures

10.2.1 The contract letting party shall organize and arrange its management persons, operators, maintenance persons and all other preparation work according to the post-completion test scheme approved by the united coordinating and leading organ.

10.2.2 The contractor shall, according to the post-completion test scheme that has been approved, provide all electric power, water, power, raw materials, auxiliary materials, consumable materials and other test conditions as well as provide other equipment, facilities, tools and appliances necessary for post-completion test that shall be provided by the contractor as set forth in the scheme and accomplish other preparation work that shall be finished by the contractor.

10.2.3 The contractor shall organize post-completion test according to the post-completion test scheme that has been approved as well as the post-completion test procedures and test conditions for any part of the project, among different projects and the project.

10.2.4 The united coordinating and leading organ shall organize, fully examine and carry out the resource conditions, test conditions, safe facilities and conditions, fire protection facilities and conditions, emergency and accident disposal facilities, conditions and relevant measures necessary for post-completion test of the project and any part thereof, in order to guarantee about the completeness of recording instruments and special recording tables and the sufficiency of quantity thereof.

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10.2.5 Notice on date of post-completion test. The contract letting party shall, within 15 days upon the date of project receipt, notify the contractor of the date of post-completion test start. Unless otherwise set forth in the special provisions.

10.3 Post-completion test and trial operation assessment

10.3.1 Test shall be conducted according to the test procedures, test conditions and operation procedures of the post-completion test scheme that has been approved in order to achieve the production function and use function of the project as set forth in the contract.

10.3.2 The contract letting party's operators and the contractor's instructors shall truthfully fill out data, conditions, status, time, name and other contents as stipulated in the test condition records, test records and tables of the same post in the process of post-completion test.

10.3.3 Trial operation assessment

(1) According to the provisions as set forth in Article 5.1.1 hereof, if the contractor provides production process and technologies or construction design, it shall guarantee to achieve the assessment guaranteed value or use function as set forth in the special provisions of Article 5.1.1 within the trial operation assessment period.

(2) According to the provisions as set forth in Article 5.1.2 hereof, if the contract letting party provides production process and technologies or construction design, the contractor shall guarantee to achieve the assessment guaranteed value or use function as set forth in the special provisions of Article 5.1.2 within the trial operation assessment period.

(3) According to the regulations of relevant industries on the trial operation assessment period, the trial operation assessment period shall be stipulated in the special provisions.

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(4) After passing the trial operation assessment or use function, both parties shall jointly clear up the post-completion test and its trial operation test result and compile appraisal report. The report shall be made in duplicate with either party holding each respectively after being signed or sealed by both contract parties and shall be deemed as part hereof. The contract letting party shall issue assessment inspection & acceptance certificate according to the provisions as set forth in Article 10.7 hereof.

10.3.4 Ownership of product and service income. Any product income or service income during the period of post-completion test of the project and trial operation assessment shall belong to the contract letting party.

10.3.5 One of the trial operation assessment indexes is that, after the power station experiences trial operation of a period of time, only when the generating capacity of the power station reaches the agreement value, the trial operation may be subject to closure in a real sense.

10.4 Delay in post-completion test

10.4.1 In case of delay in the post-completion test caused by any reason attributable to the contractor, relevant measures shall be take to organize post-completion test as soon as possible. If the delay causes any increase in the expenses against the contract letting party, the contract letting party shall be entitled to claim from the contractor according to the provisions as set forth in Article 16.2.1 hereof.

10.4.2 According to the provisions on trial operation assessment as set forth in Article 10.3.3 hereof, during the trial operation assessment period, in case of assessment suspension or shutoff, and the accumulative days of suspension or shutoff exceeds the trial operation assessment period as set forth in the special provisions of Clause (3), Article 10.3.3, trial operation assessment shall be conducted again within 20 days upon suspension or shutoff, beyond such period, the project shall be deemed as having passed the trial operation assessment.

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10.5 Conducting post-completion test again

10.5.1 According to the provisions as set forth in Article 5.1.1 or Article 5.1.2 and their special provisions, if any reason attributable to the contractor causes the project or any part thereof to fail to pass the post-completion test, the contractor shall at its own expenses renovate its defect and conduct such test again according to the test procedures and test conditions as set forth in Article 10.2.3 hereof.

10.5.2 According to the provisions on conducting test again as set forth in Article

10.5.1 hereof, if the contractor still fails to pass such test, the contractor shall at its own expenses continue to renovate the defect and conduct such test again according to the test procedures and test conditions as set forth in Article 10.2.3 hereof.

10.5.3 If the post-completion test conducted again by the contractor causes any increase in the expenses against the contract letting party, the contract letting party shall be entitled to claim to the contractor according to the provisions as set forth in Article 16.2.1 hereof.

10.6 Failure to pass assessment

If any reason attributable to the contractor causes the failure of the project to pass the assessment, however, it still has production function and use function, it shall be handled according to the following provisions:

(1) Compensation for failure to pass the trial operation assessment

1) The production process and technologies or construction design provided by the contractor fail to pass trial operation assessment

According to the project trial operation guaranteed value or instructions on use function guarantee as set forth in the special provisions of Article 5.1.1 hereof, and in accordance with the amount of compensation or the amount calculated based upon the compensation computation formula for failure to pass trial operation assessment as set forth in the special provisions of this article, after relevant amount of compensation is paid to the contract letting party, the contractor shall be deemed as having passed the trial operation assessment.

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2) The production process and technologies or construction design provided by the contract letting party fail to pass trial operation assessment

According to relevant liabilities that shall be assumed by the contractor in the project trial operation assessment as set forth in the special provisions of Article 5.1.2 hereof, and in accordance with the amount of compensation as set forth in the special provisions of this article for relevant liabilities or the amount calculated based upon the compensation computation formula, after relevant amount of compensation is paid to the contract letting party, the contractor shall be deemed as having passed the trial operation assessment.

(2) With respect to the project failing to pass trial operation assessment, the contractor shall at its own expenses investigate, adjust and amend until the project is accepted by the contract letting party, both parties shall discuss about relevant investigation, amendment and test periods, and the contract letting party shall therefore provide convenience. Before passing such assessment, the contract letting party may provisionally not claim for compensation according to the provisions as set forth in Clause (1), Article 10.6 hereof.

(3) When the contract letting party accepts the provisions as set forth in Clause (2) of this article, however, within the period as agreed upon, if the contract letting party fails to provide the contractor with convenience, which causes the failure of the contractor to conduct investigation, adjustment and amendment within the period as agreed upon, it shall be deemed as having passed such trial operation assessment.

10.7 Post-completion test and assessment inspection & acceptance certificate

10.7.1 It is stipulated in the special provisions that post-completion test and assessment inspection & acceptance certificate shall be issued based upon the project.

10.7.2 According to the provisions as set forth in Article 10.3, Article 10.4, Article 10.5.1, Article 10.5.2 and Article 10.6 hereof, if the contract letting party passes or is deemed to pass post-completion test and trial operation assessment, it shall issues post-completion test and assessment inspection & acceptance certificate according to Article 10.7.1. The date and time of passing trial operation assessment as specified in such certificate shall be the date and time of actually accomplishing assessment or being deemed to pass trial operation assessment.

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10.8 Loss of production value and use value

If any reason attributable to the contractor causes the project or single project to fail to pass the post-completion test and causes the whole project to lose production value or use value, the contract letting party shall be entitled to claim for failure of performance and deduct the performance bond that has been submitted.

Article 11 Quality assurance responsibility

11.1 Quality assurance responsibility agreement

11.1.1 Quality assurance responsibility agreement. To enter into quality assurance responsibility agreement according to relevant laws and regulations is one of the conditions for completion inspection & acceptance. According to the assurance contents, scope, period and responsibilities as set forth in laws and regulations, the quality assurance responsibility agreement shall be entered into as Appendix III hereto. The date on which the contract letting party receives all projects hereof is the date on which the contractor's assurance responsibility starts.

11.1.2 If the contractor fails to submit quality assurance responsibility agreement and refuses to enter into quality assurance responsibility agreement with the contract letting party without any legitimate reason, the contract letting party may refuse to handle completion settlement with the contractor and refuse to assume the completion settlement accounts and relevant interest not paid, even if the interest for delayed payment is stipulated.

If the contractor submits quality assurance responsibility agreement, proposes to enter into such quality assurance responsibility agreement with the contract letting party and agrees upon the interest for delayed payment in the contract, however, if any reason attributable to the contract letting party causes the failure to timely enter into quality assurance responsibility agreement, the contract letting party shall bear the interest for delayed payment of completion settlement from the 11th day of receiving such responsibility agreement.

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11.2 Quality assurance amount

11.2.1 Quality assurance amount. The quality assurance amount is stipulated in the special provisions.

11.2.2 Provisional deduction of quality assurance amount. The provisional deduction method of quality assurance amount is stipulated in the special provisions.

11.2.3 Payment of quality assurance amount. The contractor shall pay the quality assurance amount subject to provisional deduction according to the provisions on payment of quality assurance amount as set forth in Article 14.5.2 hereof.

Article 12 Project completion inspection & acceptance

12.1 Completion inspection & acceptance report and complete completion materials

12.1.1 The project conforms to relevant provisions on project receipt as set forth in Article 9.1, or the post-completion test and assessment inspection & acceptance certification has been issued according to the provisions as set forth in Article 10.8, the round-off project and defect renovation as set forth in Article 9.2.2 have been accomplished, upon inspection & acceptance conducted by the contract letting party or the supervisor, the contractor shall submit complete project completion materials according to examination and inspection & acceptance of completion test as set forth in Clause (1), (2) and (3), Article 8.1.1 and Article 8.2 and based upon the materials including but not limited to the post-completion test and its trial operation assessment result as set forth in Clause (4), Article 10.3.3. The formats, contents and counterparts of the completion inspection & acceptance report and complete completion materials are stipulated in the special provisions.

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12.1.2 The contract letting party shall raise modification opinions or acknowledgement within 25 working days upon receipt of completion inspection & acceptance report and complete completion materials, and the contractor shall at its own expenses be responsible for modification. In case of failure to raise modification opinions within 25 working days, it shall be deemed that the completion materials and completion inspection & acceptance report have been acknowledged.

12.1.3 The project subject to stage construction, stage production or stage use shall be handled according to the provisions as set forth in Article 12.1.1 and Article 12.1.2 hereof.

12.2 Completion inspection & acceptance

12.2.1 Organizing completion inspection & acceptance. According to the provisions as set forth in Article 12.1.2 hereof, upon acknowledgement on completion inspection & acceptance report and complete completion materials, the contract letting party shall preside over completion inspection & acceptance, the specific completion inspection & acceptance preparation work shall be carried out by the contractor within 20 days and the expenses shall be borne by the contractor.

12.2.2 Within 15 days upon inspection & acceptance, the contract letting party shall raise further modification opinions on the completion inspection & acceptance report or completion materials of the contractor and the contractor shall at its own expenses be responsible for modification.

12.2.3 The completion inspection & acceptance of the contract project subject to stage construction, stage production or stage use shall be handled according to the provisions as set forth in Article 12.1.3 and Article 12.1.1 hereof, and the completion inspection & acceptance shall be organized by stages.

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Article 13 Alteration and contract price adjustment

13.1 Alteration rights

13.1.1 Alteration rights. The contract letting party shall have the rights to approve alteration. Within any time from effectiveness of the contract to the project completion inspection & acceptance, the contract letting party shall be entitled to deliver alteration directive. The alteration directive shall be delivered in writing.

13.1.2 Alteration. Both written alteration directive and oral alteration directive approved and sent by the contract letting party shall be deemed as alteration. Including: any alteration directive directly delivered by the contract letting party or any alteration directive approved by the contract letting party or delivered by the supervisor.

If any reason attributable to the contractor causes any defect existing in design, purchase, construction, completion test, post-completion test and completion inspection & acceptance, the contractor shall at its own expenses make amendment, adjustment and perfection which shall not be deemed as alteration.

13.1.3 Alteration proposing rights. The contractor shall be entitled to submit written suggestions on alteration at any time, including: shortening work period, lowering the project, construction, maintenance and operation expenses of the contract letting party, improving the efficiency or value of completed project, bringing long-term interest and other interest to the contract letting party. Upon receipt of such suggestions, the contract letting party shall send: written notice on refusing to adopt, adopting and supplementing further materials.

13.2 Alteration scope

13.2.1 Design alteration scope

(1) Adjusting production process and procedures, but not enlarging or shrinking the production routes and scale approved by preliminary design or not enlarging or shrinking the production routes and scale as set forth herein;

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(2) Adjusting the planar layout, vertical layout and partial use function, but not enlarging the construction scale approved by preliminary design, not changing the use function approved by preliminary design; or not enlarging the construction scale as set forth herein, not changing the use function as set forth herein;

(3) Adjusting the process and use function of the supporting project system;

(4) Adjusting the benchmark control point, benchmark elevation and benchmark line in the region;

(5) Adjusting the performance, specification and quantity of equipment, materials and components;

(6) N/A;

(7) Other design matters beyond the contract provisions; (8) Additional work necessary for the above alteration.

13.2.2 Purchase alteration scope

(1) The contractor has, according to the name list approved by the contract letting party, entered into purchase contract with any relevant supplier or has started processing

& manufacture, commodity supply and transportation etc., the contract letting party notifies the contractor of selecting another supplier in such name list;

(2) The contract letting party requires to change examination, inspection, test and experiment address or added additional experiment;

(3) The contract letting party requires to increase or decrease the purchase quantity of the spare parts, special tools and post-completion experiment materials.

13.2.3 Construction alteration scope

(1) The design alteration as set forth in Article 13.2.1 hereof causes change in construction method and increase or decrease in the equipment, materials, parts and project quantity;

(2) The additional experiment added according to the requirement of the contract letting party and change in the experiment address;

(3) Beyond Clause (1) and Clause (2), Article 5.2.1 hereof, newly added construction obstacle;

(4) With respect to the project certified to be qualified upon completion test inspection & acceptance or municipal inspection & acceptance, the contract letting party shall notify of conducting completion test again;

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(5) Additional work necessary for the above alteration.

13.2.4 The contract letting party's hurry work directive. Upon acceptance of the contract letting party's written instructions, when the contractor accelerates design, construction or the progress of any other part with any method deemed as necessary by the contract letting party, if the contractor needs to adjust the project progress plan for implementing the hurry work directive and make estimate for the added measures and resources, upon approval by the contract letting party, such adjustment shall be deemed as alteration. If the contract letting party fails to approve such alteration, the contractor shall be entitled to implement according to the progress plan of any relevant stage as set forth herein.

If any reason attributable to the contractor causes the actual progress to be obviously behind the project progress plan approved above, the contractor shall at its own expenses catch up with the progress according to the provisions as set forth in Article 4.1.2; in case of delay in the date of completion, the contractor shall assume compensation for delay according to the provisions as set forth in Article 4.5.

13.2.5 Decrease adjustment to part of the project. According to the provisions on the contractor's requirement on return to work as set forth in Article 4.6.4 hereof, if the suspension of the contract letting party lasts for more than 45 days, the contract letting party still fails to return to work when the contractor requires return to work or fails to continue the construction due to the lasting of force majeure, as required by either party, decrease adjustment may be made to the part of the project affected by suspension with the method of alteration.

13.2.6 Other alteration. Other alteration is stipulated in the special provisions according to specific features of the project.

13.3 Alteration procedures

13.3.1 Alteration notice. In order to avoid adverse influence of alteration on the project functions or use function etc., notice on the contract letting party's alteration in writing shall be sent to the contractor in advance.

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13.3.2 Proposal and report of alteration notice. The contractor shall be obliged to submit written proposal and report to the contract letting party within 10 days upon receipt of the contract letting party's alteration notice, including:

(1) Upon acceptance of such alteration in the contract letting party's alteration notice, the proposal and report shall include: the reason for supporting such alteration, the estimate on the resources and consumables including but not limited to the work contents, equipment, materials, human resource, machines and tools for implementing such alteration. In case of delay in the date of completion caused by such alteration, the reasons shall be specified in the report and the progress plan shall be submitted. If the contractor fails to submit the estimate on any increase in the expenses and in case of delay in the date of completion, it shall be deemed that such alteration does not involve adjustment to the contract price and delay in the date of completion, the contract letting party shall not assume any expense of such alteration or be liable for delay in the date of completion.

(2) In case of refusal to accept such alteration in the contract letting party's alteration notice, the proposal and report shall include the reasons for not supporting such alteration, the reasons include:

1) Such alteration does not conform to laws and regulations etc.;

2) Or it is difficult for the contractor to obtain special equipment, materials and components necessary for alteration;

3) Or the alteration will reduce the project safety, stability and applicability;

4) Or the alteration will generate adverse influence on the realization of productive performance guaranteed value and use function guarantee.

13.3.3 The contract letting party's verification and approval. Within 10 days upon receipt of written proposal and report submitted by the contractor according to the provisions as set forth in Article 13.3.2 hereof, the contract letting party shall verify such proposal and deliver written notice on approval, revocation, alteration and raising further requirements. With the time of waiting for the contract letting party's response, the contractor shall not stop or delay any work.

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(1) Upon receipt of the proposal and report submitted by the contractor according to the provisions as set forth in Clause (1), Article 13.3.2 hereof, the contract letting party shall deliver alteration directive in writing after verifying and approving the reasons, estimate and delay in the date of completion.

If the contract letting party fails to make acknowledgement on the estimate or (and) delay in the date of completion proposed by the contractor on such alteration in the delivered alteration directive, from the 11th day after the contract letting party receives written approval and report, it shall be deemed that the alteration estimate and delay in the date of completion submitted by the contractor have been approved by the contract letting party.

(2) After the reasons submitted according to the provisions as set forth in Clause (2), Article 13.3.2 hereof for contractor's refusal to accept such alteration are verified by the contract letting party, the contractor shall implement the written notice delivered on revocation, alteration and submitting further supplementary materials.

13.3.4 If the contractor submits the alteration proposal according to the provisions as set forth in Article 13.1.3 hereof, the alteration procedures shall be subject to such provisions on alteration procedures.

13.4 Emergent alteration procedures

13.4.1 The contract letting party shall be entitled to deliver emergent alteration directive in writing or orally and order the contractor to immediately implement such alteration. The contractor shall immediately implement upon receipt of such directive.

13.4.2 The contractor shall, within 10 days after the implementation of emergent alteration directive is finished, submit to the contract letting party the work contents of implementing such alteration as well as the expenses actually consumed by the resources including but not limited to equipment, materials, human resources, machine and tools and relevant obtaining expenses. In case of delay in any key route of the project caused by implementation of such alteration, it shall be proposed to postpone the date of completion, specify the reasons and submit the progress plan.

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If the contractor fails to submit the expenses actually consumed and relevant obtaining expense or (and) written materials for postponing the date of completion within 10 days after such alteration is finished, it shall be deemed that such alteration does not involve adjustment to the contract price and delay in the date of completion, the contract letting party will not be liable for such alteration any more.

13.4.3 Within 25 days upon receipt of the written materials submitted by the contractor according to the provisions as set forth in Article 13.4.2 hereof, the contract letting party shall notify the contractor of approved reasonable expenses in writing or reasonably postpone the date of completion.

Within 25 days upon receipt of such written report of the contractor, if the contract letting party fails to approve the expenses of the contractor or postpone the date of completion, from the 26th day of receiving such report, it shall be deemed that the expenses submitted and the delay in the date of completion have been approved by the contract letting party.

13.5 Determination upon alteration price

With respect to the determination upon each alteration price, the alteration price shall be determined based upon the unit price (including obtaining expenses) of the human resources, machines and tools as well as project quantity etc.; or the alteration price shall be determined based upon the price of similar altered project; or the alteration price shall be determined based upon the price as negotiated; or the alteration price shall be determined with any other method. As set forth in the special provisions.

13.6 Interest sharing of suggested alteration

If the contract letting party approves and adopts any alteration suggestion raised by the contractor according to the provisions as set forth in Article 13.1.3 hereof, which causes decrease in project investment, shortening of work period and achievement of long-term operating efficiency or other interest, the interest sharing methods shall be stipulated in the special provisions, then supplementary agreement on interest sharing shall be otherwise entered into as contract appendix.

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13.7 Adjustment to the contract price

Within 30 days under any of the following circumstances, the contractor shall notify the contract letting party or the supervisor in writing of the reasons for adjustment to the contract price and adjustment amount. The reasonable amount acknowledged by the contract letting party shall be adjustment amount of the contract price and the amount that shall be paid or deducted in the payment of the project accounts of that period. The adjustment to the contract price shall include the following situations:

(1) Upon contract conclusion, due to any change in laws, administrative regulations and national policies and the industrial regulations that shall be observed, the contract price is affected;

(2) The increase or decrease in the alteration expenses approved by the contract letting party according to the alteration procedures as set forth in Article 13.3 to Article 13.5 hereof;

(3) Adjustment to any increase or decrease in other accounts as set forth herein. With respect to any increase or decrease in the accounts not set forth herein, the contract letting party will not be responsible for adjusting the contract price. Unless otherwise set forth in applicable laws;

(4) Adjustment to the contract price shall not include the contract alteration.

13.8 Dispute in adjustment to the contract price

Upon negotiation, in case of any dispute arising out of the failure to reach consensus on the expenses of project alteration, adjustment to the contract price or delay in the date of completion, it shall be settled according to the provisions on dispute and adjudication as set forth in Article 16.3 hereof.

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Article 14 Total contract price and payment

14.1 Total contract price and payment

14.1.1 Total contract price. This contract is total-price contract, unless in accordance with the provisions on alteration and adjustment to the contract price as set forth in Article 13 hereof as well as the provisions on increase or decrease in other related amounts as set forth in the contract, the contract price shall not be adjusted.

14.1.2 Payment

(1) The currency type of the contract price shall be RMB, and the contract price shall be paid to the contractor within the territory of China.

(2) The contract letting party shall pay the contract price to the contractor based upon the type of payables and payment schedule as set forth herein.

14.2 Guarantee (not applicable to this contract)

14.2.1 Performance bond. If the contractor shall submits performance bond to the contract letting party as set forth in the contract, the format, amount and time of submission of the performance bond shall be stipulated in the special provisions.

14.3 Prepayment

14.3.1 Prepayment amount. The contract letting party agrees that certain proportion of the contract price shall be deemed as prepayment amount of which the specific amount shall be stipulated in the special provisions.

14.3.2 Payment of prepayment. Within 5 working days upon effectiveness of the contract and construction start of exterior lines, conclusion of main equipment contract and accomplishment of road fences (acknowledged by the contract letting party), the contract letting party shall pay the contractor the prepayment amount as set forth in the provisions of Article 14.3.1 hereof.

14.3.3 Deduction of prepayment

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(1) Deduction of prepayment. The deduction method of prepayment, deduction proportion and deduction time schedule shall be stipulated in the special provisions.

(2) After the contract letting party issues project receipt certificate or the contract is cancelled, if the prepayment has not been fully deducted,

1) The contract letting party shall be entitled to deduct from the accounts payable to the contractor or the accounts belonging to the contractor once or more times;

2) If the accounts deducted by the contract letting party from the accounts payable to the contractor or the accounts belonging to the contractor are insufficient for deduction, in the event that the contract does not stipulate that the contractor shall submit performance bond for prepayment but stipulates performance bond, the contract letting party shall be entitled to deduct the part of prepayment that has not been deducted from the performance bond;

3) If the accounts deducted by the contract letting party from the accounts payable to the contractor or the accounts belonging to the contractor are insufficient for deduction, in the event that the contract stipulates performance bond, the prepayment amount that has not been deducted by the contract letting party shall be paid by the contractor to the contract letting party.

14.4 Project progress accounts

14.4.1 Project progress accounts. The project progress accounts shall include but be not limited to design progress accounts, purchase progress accounts, construction progress accounts, completion test progress accounts and post-completion test service fees, completion test progress accounts and project contracting management fees, the payment method, payment condition and payment time shall be stipulated in the special provisions.

14.4.2 According to specific situation of the project, other progress accounts payable shall be stipulated in the special provisions.

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14.5 Provisional deduction and payment of quality assurance amount.

14.5.1 Provisional deduction of quality assurance amount. Shall be provisionally deducted according to the provisions on quality assurance amount as set forth in Article 11.2.1 hereof and those on provisional deduction of quality assurance amount as set forth in Article 11.2.2 hereof.

14.5.2 Payment of quality assurance amount.

(1) While handling project completion inspection & acceptance and completion settlement, half of the quality assurance amount subject to provisional deduction as set forth in Article 14.5.1 (unless otherwise set forth in special provisions). Hereinafter, if the contractor fails to renovate any newly detected defect or entrust the contracting party to renovate such defect according to the notice of the contract letting party, such expenses incurred against the contract letting party shall be deducted from the remaining quality assurance amount. Within 15 days upon one year from the date of receipt of the certificate issued, the contract letting party shall pay the balance of the quality assurance amount subject to provisional deduction to the contractor.

(2) While handling project completion inspection & acceptance and completion settlement, if the contractor requires to provide performance bond for the remaining half of quality assurance amount and the contract letting party agrees to accept, upon receipt of such performance bond, the contract letting party shall pay the remaining half of such assurance amount. Hereinafter, if the contractor fails to at its own expenses renovate any newly detected defect or entrust the contract letting party to renovate such defect, the expenses incurred against the contract letting party shall be deducted from such performance bond. Within 15 working days upon one year from the date of receipt of the certificate issued, the performance bond shall be returned. The format, amount and time of submission of the performance bond for the quality assurance amount shall be stipulated in the special provisions.

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14.6 Applying for payment according to the payment schedule

14.6.1 Applying for payment according to the payment schedule. With respect to application for payment according to the payment schedule, based upon the contract price as set forth in the contract as well as the payment installments as set forth in the special provisions, the main image progress anticipated to be achieved in each installment or the main planned project quantity (including but not limited to design, purchase, construction, completion test and post-completion test) and the payment amount of each installment as well as in accordance with the format, contents, counterparts and time of submission as set forth in the special provisions, the contractor shall submit the application report for payment of current installment.

The amount as set forth in the application report for the payment of each installment shall include:

(1) The amount of current installment subject to planned application as set forth in the special provisions of this clause;

(2) Any increase or decrease according to the provisions on adjustment to the contract price as set forth in Article 13.7;

(3) The accounts paid or deducted according to the provisions on prepayment as set forth in Article 14.3 hereof;

(4) The accounts subject to provisional deduction or payment according to the provisions on quality assurance amount as set forth in Article 14.5 hereof;

(5) Any increase or decrease in the accounts according to the claim result as set forth in Article 16.2 hereof;

(6) Any increase or decrease in the accounts according to supplementary agreement to this contract otherwise entered into.

14.6.2 When the contract letting party effects payment according to the payment schedule, if the contractor's actual work and actual progress is obviously behind what is stipulated in the payment schedule, the contract letting party shall be entitled to negotiate with the contractor for decreasing the payment amount of current installment and shall be entitled to jointly adjust the payment schedule with the contractor. The contractor's application for payment of all subsequent installments and the contract letting party's payment shall be based upon the adjusted payment schedule.

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14.6.3 If it is stipulated that application for payment shall be made according to the payment schedule as set forth in Article 14.6 hereof, the application according to the monthly project progress payment as set forth in Article 14.6 hereof shall not apply.

14.7 Payment condition and schedule

14.7.1 Payment condition. If it is stipulated that the contractor shall submit performance bond, the submission of performance bond shall be the condition for the contract letting party to pay all accounts; in case of no performance bond stipulated, the contract letting party shall pay all accounts as agreed upon.

14.7.2 Payment of prepayment shall be subject to the provisions on payment of prepayment as set forth in Article 14.3.2 hereof.

14.7.3 Project progress accounts

(1) Application and payment according to the monthly project progress. If it is stipulated to apply for payment and effect payment according to the monthly project progress as set forth in Article 14.5.1 hereof, the contract letting party shall, within 25 days after receiving the monthly payment application report submitted according to Article 14.5.1 hereof, conduct verification and effect payment.

(2) Application and payment according to the payment schedule as set forth herein. In case of applying for payment and effecting payment according to the payment schedule as set forth in Article 14.6.1 hereof, the contract letting party shall, within 25 days after receiving the application report for the payment of each installment submitted according to Article 14.6.1 hereof, conduct verification and effect payment.

14.8 Delay in payment time

14.8.1 If any reason attributable to the contract letting party causes the failure to pay the contractor all accounts hereunder, from the 15th day thereafter, the interest for overdue payment shall be paid to the contractor as per the interest rate of similar loans during the same period published by the People's Bank of China as liquidated damages for overdue payment.

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14.8.2 If the contract letting party has been behind in payment for over 15 days, the contractor shall be entitled to send notice on payment requirement to the contract letting party, if the contract letting party still does not effect payment upon receipt of notice, the contractor may suspend part of the work, it shall be deemed as suspension caused by the contract letting party and subject to the provisions on suspension caused by any reason attributable to the contract letting party.

In case of negotiation for entering into overdue payment agreement, the contract letting party shall effect payment according to the installments, time, amount and interest as set forth in the overdue payment agreement; if both parties fail to reach overdue payment agreement, which causes the failure to implement the project, the contractor may stop part or whole of the project, the contract letting party shall assume breach liabilities, in case of delay in any key route of the project, the date of completion shall be postponed accordingly.

14.8.3 If the contract letting party has been behind in payment for over 60 days, which affects the implementation of the whole project, the contract letting party shall pay the contractor interest for overdue payment as per twice of the interest rate of similar loans during the same period published by the People's Bank of China as liquidated damages for overdue payment, the interest for overdue payment shall be calculated from the date of overdue payment to the date of actual payment and deemed as liquidated damages for overdue payment.

14.9 Tax and tariff

14.9.1 The contract letting party and the contractor shall respectively perform their tax (including import tariff) payment obligations according to national regulations on tax payment.

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14.9.2 If either party enjoys tax reduction and exemption on the import value added tax and tariff for the imported project equipment, materials, equipment parts etc. as set forth herein), the other party shall be obliged to handle the formalities for tax reduction and exemption as well as assist and cooperate.

14.10 Payment of claim accounts

14.10.1 With respect to the claim accounts deserved by the contract letting party determined by negotiation, adjudicated by arbitration or judged by the court, the contract letting party may deduct such claim accounts from the payment paid to the contractor according to the monthly project progress accounts or payment schedule of current installment. If the project progress accounts of all installments paid to the contractor are insufficient for deduction of the contract letting party's claim accounts, and the contract stipulates that the contractor shall submit performance bond, then the insufficiency of the claim accounts may be deducted from the performance bond. If the performance bond is insufficient for deduction, or in case of no performance bond stipulated, the contractor shall otherwise pay such claim accounts.

14.10.2 With respect to the claim accounts deserved by the contractor determined by negotiation, adjudicated by arbitration or judged by the court, the contractor may separately list such claim accounts in the monthly project progress accounts or payment schedule of current installment, and the contract letting party shall pay such claim accounts in the payment of current installment. If the contract letting party fails to pay such claim accounts, and it is stipulated in the contract that the contract letting party shall submit performance of bond for payment, the contractor shall be entitled to deduct from the performance of bond for payment submitted by the contract letting party. If both parties do not agree upon the performance of bond for payment, the contract letting party shall otherwise pay such claim accounts.

14.11 Completion settlement

14.11.1 Submitting completion settlement materials. According to the provisions as set forth in Article 12.1 hereof, within 12 days after the completion inspection & acceptance report and complete completion materials submitted by the contractor are recognized by the contract letting party, the contractor shall deliver the completion inspection & acceptance report and complete completion materials to the contract letting party.

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14.11.2 Final completion settlement materials. Within 15 days upon receipt of the completion inspection & acceptance report and complete completion materials submitted by the contractor, the contract letting party shall make verification and raise modification opinions, upon consensus through negotiation, the contractor shall at its own expenses make amendment and submit the final completion inspection & acceptance report and final completion materials. The contractor shall be liable for delay in the completion settlement and delay in subsequent payment caused by incompleteness of the settlement materials provided by the contractor.

14.11.3 Paying up completion settlement accounts. Within 15 days after the contractor submits final completion settlement materials according to the provisions as set forth in Article 14.11.2 hereof, the contract letting party shall pay up the completion settlement accounts. Upon settlement, the contract letting party will return the performance bond submitted by the contractor according to the provisions as set forth in Article 14.2.1 hereof to the contractor; the contractor shall return the performance of bond submitted by the contract letting party according to the provisions as set forth in Article 14.2.2 hereof to the contract letting party.

14.11.4 Failure to make response to the completion settlement report. Within 15 days upon receipt of completion settlement report and complete completion settlement materials submitted according to the provisions as set forth in Article 14.11.1 hereof, if the contract letting party fails to raise modification opinions and fails to make response, it shall be deemed that the contract letting party has recognized such completion settlement materials as final completion settlement materials. The contract letting party shall pay up the completion settlement accounts according to the provisions as set forth in Article 14.11.3 hereof.

14.11.5 The contract letting party's failure to pay the completion settlement accounts

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(1) If the contract letting party fails to pay up the remaining completion settlement accounts payable to the contractor according to the provisions as set forth in Article 14.11.3 hereof, the contractor shall be entitled to deduct such remaining accounts from the performance of bond for payment submitted by the contract letting party according to the provisions as set forth in Article 14.2.2 hereof.

If it is not stipulated in the contract that the contract letting party shall submit the performance of bond for payment according to the provisions as set forth in Article 14.2.2 hereof, from the 31st day after the contractor submits final settlement materials, the contract letting party shall pay the remaining completion settlement accounts in arrears and the interest thereof as per the interest rate of similar loans during the same period published by the People's Bank of China.

(2) According to the provisions as set forth in Article 14.11.4 hereof, if the contract letting party fails to raise modification opinions and response on the completion settlement materials within 30 days as stipulated, and fails to pay the contractor the remaining completion settlement accounts, from the 31st day of submitting such report by the contractor, the contract letting party shall pay the remaining completion settlement accounts owing to the contractor and the interest thereof as per the interest rate of similar loans during the same period published by the People's Bank of China.

Within 15 days after the contractor submits final completion settlement materials, if the contract letting party still fails to effect payment, the contract may seek for settlement according to the provisions on dispute and adjudication as set forth in Article 16.3 hereof.

14.11.6 Failure to submit completion settlement report and complete settlement materials on time. Within 15 days after the project completion inspection & acceptance report is recognized by the contract letting party, the contractor fails to submit completion settlement report and complete settlement materials to the contract letting party, which causes the failure to conduct project completion settlement normally or failure to conduct project completion settlement on time, if the contract letting party requires the contractor to pay for the project, the contractor shall effect payment; if the contract letting party does not require payment for the project, the contractor shall assume custody, preservation and maintenance expenses and be responsible for custody, preservation and maintenance, excluding any part of the project that has been used and received by the contract letting party according to the provisions on project receipt as set forth in Article 9 hereof.

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14.11.7 The contractor's failure to pay the completion settlement accounts

(1) If the contractor fails to pay up the remaining completion settlement accounts payable to the contract letting party according to the provisions as set forth in Article 14.11.3 hereof, the contract letting party shall be entitled to deduct such remaining accounts from the performance of bond submitted by the contractor according to the provisions as set forth in Article 14.2.1 hereof.

If the amount of the performance bond is insufficient for deduction, from the 31st day from the submission of final completion settlement materials, the contractor shall pay the remaining completion settlement accounts in arrears and the interest thereof as per the interest rate of similar loans during the same period published by the People's Bank of China. If the contractor still fails to effect payment within 60 days upon submission of the final completion settlement materials, the contract letting party shall be entitled to seek for settlement according to the provisions on dispute and adjudication as set forth in Article 16.3 hereof.

(2) In case of no performance bond stipulated in the contract, from the 31st day from the submission of final completion settlement materials, the contractor shall pay the contract letting party the remaining amounts in arrears and the interest thereof as per the interest rate of similar loans during the same period published by the People's Bank of China. If the contractor still fails to effect payment within 60 days upon submission of the final completion settlement materials, the contract letting party shall be entitled to seek for settlement according to the provisions on dispute and adjudication as set forth in Article 16.3 hereof.

14.11.8 Dispute on completion settlement. Within 30 days upon receipt of the completion settlement report and complete settlement materials submitted by the contractor, if the contract letting party has any objection to the project completion settlement price, they shall jointly entrust a project construction cost consultation unit to conduct verification on the completion settlement, and the completion settlement accounts shall be paid up according to the verification result. In case of any dispute on the verification result, it shall be settled according to the provisions on dispute and adjudication as set forth in Article 16.3 hereof.

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Article 15 Insurance

15.1 The insurance purchased by the contractor

15.1.1 According to the insurance coverage categories as set in applicable laws, administrative regulations and rules as well as special provisions, the types of insurance that shall be purchased by the contractor are stipulated, and the insurance premium is included in the contract price. The types, scope, amount, period and effective lasting time of the insurance etc. that shall be purchased by the contractor are stipulated in the special provisions.

(1) The contractor shall be responsible for purchasing the insurance as set forth in applicable laws, administrative regulations and rules as well as special provisions on schedule and according to the needs of the project implementation stage;

(2) In the contract performance process, with respect to the mandatory insurance that shall be purchased by the contractor according to newly promulgated applicable laws, regulations and rules, the contract price shall be adjusted according to the provisions on alteration and adjustment to the contract price as set forth in Article 13 hereof.

15.1.2 If any insurance policy provides the joint insured with insurance, the insurance compensation shall respectively apply to each joint insured. The contractor shall, on behalf of its insured, guarantee that its insured will comply with the conditions and its compensation amount as set forth in the insurance policy.

15.1.3 The claim accounts received by the contractor from the insurer shall be used for renovating any loss, damage and injury as set forth in the insurance policy and used for acquisition, reconstruction and compensation.

15.1.4 With respect to the insurance items and within the insurance period, the contractor shall provide the contract letting party with duplicate of insurance policy, copy of premium payment voucher and certification on effectiveness of the insurance policy.

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15.2 All-risk insurance and third-party liability insurance

With respect to all-risk insurance of the construction project, all-risk insurance of the installation project and third-party liability insurance, no matter the party that shall purchase insurance is which party, it shall at the same list the other party hereunder as the insured under the insurance contract while purchasing insurance. The specific insurance applicant shall be stipulated in the special provisions.

15.3 Miscellaneous provisions on insurance

15.3.1 The contractor shall purchase transportation insurance for the equipment, materials and components purchased and transported by the contractor. Such insurance premium has been included in the contract price. Unless otherwise set forth in the special provisions.

15.3.2 Upon occurrence of any accidental event under the insurance matters, the present parties shall be obliged to make efforts to take necessary measure to prevent the expansion of any loss and damage.

15.3.3 Any insurance beyond this contract shall be purchased as needed, and the insurance premium shall be borne respectively.

Article 16 Breach, claim and arbitration

16.1 Breach liabilities

16.1.1 The contract letting party's breach liabilities. Under any of the following circumstances:

(1) The contract letting party fails to perform the provisions as set forth in Article 5.1.1 and Clause (1) and (2), Article 5.1.2 hereof and fails to provide authentic, accurate and complete process technologies and construction models, project basic materials and spot obstacle materials on time;

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(2) The contract letting party fails to adjust the contract price according to the provisions as set forth in Article 13 hereof and fails to pay relevant accounts as per the account type, amount and time as set forth by the prepayment, project progress accounts and completion settlement;

(3) The contract letting party fails to perform any other responsibility and obligation as set forth herein.

The contract letting party shall take remedy measures and compensate for any loss caused by the above breach behavior against the contractor. In case of delay in any key route of the project, the date of completion shall be postponed accordingly. The contract letting party's assuming of the breach liabilities will not relieve the contract letting party of or exempt the contract letting party from other responsibilities and obligations that shall be assumed by the contract letting party continually as set forth herein.

16.1.2 The contractor's breach liabilities. Under any of the following circumstances:

(2) The contractor fails to perform the provisions on inspection of the equipment, materials and components provided for the permanent project as set forth in Article 6.2 and the provisions on construction quality and inspection as set forth in Article 7.5 and fails to renovate any defect;

(2) The contractor still fails to pass completion test after having being tested for three times, still fails to pass post-completion test after having being tested for three times, or fail to pass completion inspection & acceptance, any main part or the whole of the project to lose use value, production value and use interest;

(4) The contractor fails to perform any other responsibility and obligation as set forth herein.

(5) Without consent of the contract letting party, or without necessary permission, or not allowed by applicable laws, the contractor transfers the project to any other person.

The contractor shall take remedy measures and compensate for any loss caused by the above breach behavior against the contract letting party. The contractor's assuming of the breach liabilities will not relieve the contractor of or exempt the contractor from other responsibilities and obligations that shall be assumed by the contractor continually as set forth herein.

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16.2 Claim

16.2.1 The contract letting party's claim. If the contract letting party deems that, the contractor fails to perform any duty, responsibility and obligation as set forth herein, and according to any relevant situation and matter of the documents and materials as set forth herein and relating hereto, the contract letting party deems to be entitled to the compensation for any loss, damage and injury that shall be borne by the contractor, the contractor fails to perform its compensation liability according to the provisions as set forth herein, the contract letting party shall be entitled to file claim against the contractor. The claim shall conform to laws and the contract provisions and be handled in compliance with the following procedures:

(1) Within 30 days upon occurrence of any claim event, the contract letting party submits notice on claim to the contractor. In case of failure to send notice on claim within 30 days upon occurrence of any claim event, the contractor will not assume any liability any more, unless otherwise set forth by laws;

(2) Within 30 days after sending notice on claim, the contract letting party provides the contractor in writing with relevant materials including but not limited to legitimate reasons, article basis, effective provable evidence and claim estimate for specifying the claim event;

(3) Within 30 days upon receipt of the claim materials submitted by the contract letting party, the contractor negotiates with the contract letting party for settlement or makes response, or requires the contract letting party to further provide claim reasons and evidence;

(4) Within 30 days upon receipt of the claim materials submitted by the contract letting party, if the contractor does not negotiate with the contract letting party, does not make response or does not raise further requirements to the contract letting party, it shall be deemed that such claim has been recognized by the contractor.

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(5) If the claim event raised by the contract letting party continually has influence, the contract letting party shall send the lasting influence of the claim event to the contractor on a weekly basis, within 30 days upon stop of the lasting influence of the claim event, the contract letting party shall submit final claim report and final claim estimate to the contractor. The claim procedures shall be the same with those as set forth in Clause (1) to (4) of this article.

16.2.2 The contractor's claim. The contractor deems that, if the contract letting party fails to perform any duty, responsibility and obligation as set forth herein, and according to the provisions of article hereof, any relevant situation and matter of the documents and materials relating hereto, it deems that it shall be entitled to the compensation for any loss, damage and injury that shall be borne by the contract letting party and delay in the date of completion, the contract letting party fails to perform its compensation liability as set forth herein, the contractor shall be entitled to file claim against the contract letting party. The claim shall conform to laws and the contract provisions and be handled in compliance with the following procedures:

(1) Within 30 days upon occurrence of any claim event, sending notice on claim to the contract letting party. In case of failure to send notice on claim within 30 days upon occurrence of any claim event, the contract letting party will not assume any liability any more, unless otherwise set forth by laws;

(2) Within 30 days after sending notice on claim, the contractor provides the contractor in writing with relevant materials including but not limited to legitimate reasons, article basis, effective provable evidence and claim estimate for specifying the claim event;

(3) Within 30 days upon receipt of the claim materials submitted by the contractor, the contract letting party negotiates with the contractor for settlement or makes response, or requires the contractor to further provide claim reasons and evidence;

(4) Within 30 days upon receipt of the report and supplementary materials according to Clause (3) of this article, if the contract letting party does not negotiate with the contractor, does not make response or does not raise further requirements to the contractor, it shall be deemed that such claim has been recognized by the contract letting party.

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(5) If the claim event raised by the contractor continually has influence, the contractor shall send the lasting influence of the claim event to the contract letting party on a weekly basis, within 30 days upon stop of the lasting influence of the claim event, the contractor shall submit final claim report and final claim estimate to the contract letting party. The claim procedures shall be the same with those as set forth in Clause (1) to (4) of this article.

16.3 Dispute and adjudication

16.3.1 Dispute settlement procedures: in case of any dispute, the parties shall firstly negotiate for reconciliation; upon negotiation, in case of failure in reconciliation or the parties indicates unwillingness to negotiate for reconciliation, arbitration or lawsuit shall be adopted for settling the claim dispute. The name and address of the arbitration institution as agreed upon shall be stipulated in the special provisions.

16.3.2 No dispute shall affect the contract performance. Upon occurrence of any dispute, the performance of the responsibilities and obligations as set forth herein shall be continued to keep the continuing implementation of the project. Except under any of the following circumstances, neither party shall stop the implementation of the project or part of the project:

(1) Breach by either party causes the exact failure to perform the contract, the implementation is stopped upon agreement by the contract parties;

(2) The arbitration institution or the court orders to stop the implementation.

16.3.3 Protection of the project of which the implementation is stopped. According to the provisions as set forth in Article 16.3.2 hereof, with respect to the project or part of project of which the implementation is stopped, the parties shall, according to the duties, responsibilities and obligations as set forth herein, protect all documents, materials and drawings relating to the project as set forth herein as well as the project that has been accomplished and the equipment, materials and components for the permanent project that have not been used.

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Article 17 Force majeure

17.1 Obligations upon occurrence of force majeure.

17.1.1 Notice obligation. The party sensing or detecting any force majeure event shall be obliged to immediately notify the other party. According to the provisions as set forth herein, upon occurrence of any force majeure event, the party responsible for custody on the project spot shall promptly take measures as possible as it can to reduce the loss to its ability; and the other party shall spare no effort to assist and take measures. The construction or work of which the implementation shall be suspended shall be immediately stopped.

17.1.2 Notification obligation. Within 48 hours upon the end of any force majeure event, if the party responsible for custody on the project spot is the contractor, the contractor shall notify the contract letting party of the victim and loss information. If any force majeure event occurs and lasts, the contractor shall report the victim information to the contract letting party and the project director on a weekly basis. Unless the reporting period is otherwise stipulated.

17.2 Consequences of force majeure.

The expenses incurred by any loss, damage and injury due to any force majeure event and the delay in the date of completion shall be subject to the following provisions:

(1) The contract letting party shall be liable for any loss and damage on the permanent project and its equipment, materials and components etc.;

(2) Any injury suffered by any employee shall be respectively subject to the employment contract relationship;

(3) The contractor shall be liable for any loss and damage on the machines and tools, equipment, properties and provisional project of the contractor;

(4) The contractor shall be liable for the shutdown loss suffered by the contractor due to any force majeure event;

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(5) Upon occurrence of any force majeure event, with respect to any lasting loss and damage caused by either party's delay in the performance of the protection obligation as set forth in the contract, the party subject to delay in the performance of any obligation shall assume any relevant liability and loss;

(6) If the contract letting party notifies of recovery in construction, within 20 days upon receipt of the notice or within the time as agreed upon by both parties as the case may be, the contractor shall submit clearing and renovating scheme and its estimate as well as the materials and report as arranged by the progress plan, upon acknowledgement by the contract letting party, the necessary clearing and renovating expenses shall be borne by the contract letting party. The date of completion upon recovery in construction shall be postponed accordingly.

Article 18 N/A

Article 19 Contract effectiveness and termination

19.1 Contract Effectiveness. The contract shall come into effectiveness after satisfying the contract effectiveness conditions as set forth in the contract. The counterparts of the original and copy of the contract shall be stipulated in the special provisions.

Article 19.2 Unless otherwise set forth in the provisions on quality assurance responsibility agreement as set forth in Article 11.1 hereof, if the contract parties have performed all obligations as set forth herein and paid up the completion settlement accounts, this contract shall be immediately subject to termination.

19.3 Upon termination of the contract, the contract parties shall observe the principles of integrity and credit to perform the obligations of notice, assistance and confidentiality etc.

Article 20 Supplementary provisions

According to relevant laws, administrative regulations and industrial regulations, in line with the project implementation status, upon consensus through negotiation, specific stipulations, supplementations or modifications may be made to such general provisions in the special provisions.

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Part III Special provisions

Article 1 General stipulations

1.1 Definitions and interpretations

According to the features of the project as set forth herein, other definitions that shall be supplemented as agreed upon: N/A.

1.2 Language and words

This contract shall be written, interpreted and explained in Chinese.

1.3 Governing laws

The laws and administrative regulations that shall be expressly indicated by the contract parties: according to the laws, regulations as well as the department regulation as stipulated and the local regulations of the place in which the project is located.

1.4 Standards and codes

1.4.1 The standards and codes (names) applicable to this contract: Typical Design of Photovoltaic Power Generation Project (see Appendix I), Construction Quality Examination and Inspection & Acceptance Procedures (see Appendix II) as well as relevant technical standards promulgated by the State and relevant industries.

1.4.2 Names, counterparts and time of foreign standards and codes provided by the contract letting party: provisionally N/A.

1.4.3 The stipulations not set forth in written codes and standards: provisionally N/A.

The contract letting party's technical requirements: Typical Design of Photovoltaic Power Generation Project (see Appendix I), Construction Quality Examination and standards promulgated by the State and relevant industries.

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The time for the contractor to submit construction organization and design scheme: within 10 days upon effectiveness of the contract.

Training agreement: to be supplemented upon negotiation by the parties.

1.5 Confidentiality matters

1. The commercial confidentiality agreement entered into: N/A.

2. The technical confidentiality agreement entered into: N/A.

Article 2 Contract letting party

2.1 Representative of the contract letting party

Name of representative of the contract letting party: ;

Title of representative of the contract letting party: project manager;

Duty of representative of the contract letting party: supervising project construction including but not limited to project safety, quality, progress, operation and management according to relevant laws, regulations and rules.

Article 3 Contractor

3.1 General obligations and rights of the contractor

3.1.1 As agreed upon by the contract parties, the types, names, requirements, reporting periods, time of submission and counterparts of the statements that shall be submitted by the contractor: to be otherwise determined.

3.2 Project manager

3.2.1 Name of project manager:

Duty of project manager: being fully responsible for the project construction of such project.

Authority of project manager: being only limited to such project.

Provisions on breach, for example, arbitrary replacement of project manager or the project manager being any other project manager: such project manager shall not assume the post of project manager for any other project, for the replacement of project manager, it is necessary to obtain consent from the contract letting party in advance. The contractor shall have 2 persons specially responsible for handling exterior formalities, the human resource and commission charges shall be borne by the contractor.

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3.3 Subcontracting

3.3.1 Subcontracting provisions

Shortlist of subcontracting matters and subcontractors as agreed upon: to be supplemented upon negotiation by the parties;

Article 4 Progress plan, delay and suspension

4.1 Project progress plan

4.1.1 The counterparts and time of submission of the project progress plan that shall be submitted by the contractor: 7 counterparts in writing, 1 in electric form, within 10 days upon contract conclusion.

4.1.2 Upon project construction start, the contractor shall send the prepared weekly project report and monthly project report to the contract letting party between 16:00 of each Friday and before the 25th day of each month. The contents to be compiled shall include: construction safety, quality and progress status of the week and the month, as well as the construction plan of the following week and the following month as well as all construction safety and technical measures etc.

4.3 Material purchase and progress plan

4.3.1 Provisions on project material purchase and date of start: 1) specification, model No. and quantity of the materials purchased and the list of equipment provided by the design institution; 2) the date shall be determined according to the project progress plan.

4.4 Construction progress plan

4.4.1 Construction progress plan (expressed in table or words)

Submitting key construction plan (name): see the construction organization and design scheme approved by the contract letting party.

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Submitting the divisional project construction plan of any key part (name): see the construction organization and design scheme approved by the owner.

Article 5 Technologies and design

5.1 Production processing technologies and construction art models

5.1.1 The explanations provided by the contractor on the production processing technologies or construction art models and project trial operation assessment guaranteed value and use function are as follows: Typical Design of Photovoltaic Power Generation Project (see Appendix I), Construction Quality Examination and Inspection & Acceptance Procedures (see Appendix II) as well as relevant technical standards promulgated by the State and relevant industries. Or the explanations on project trial operation assessment guaranteed value and use function are as follows: Typical Design of Photovoltaic Power Generation Project (see Appendix I), Construction Quality Examination and Inspection & Acceptance Procedures (see Appendix II) as well as relevant technical standards promulgated by the State and relevant industries.

5.1.2 The explanations provided by the contract letting party on the production processing technologies or construction art models and project trial operation assessment guaranteed value and use function are as follows: see Typical Design of Photovoltaic Power Generation Project (see Appendix I) for main technical indexes, Construction Quality Examination and Inspection & Acceptance Procedures (see Appendix II) as well as relevant technical standards promulgated by the State and relevant industries.

Or the explanations on project trial operation assessment guaranteed value and use function are respectively as follows: Typical Design of Photovoltaic Power Generation Project (see Appendix I), Construction Quality Examination and Inspection & Acceptance Procedures (see Appendix II) as well as relevant technical standards promulgated by the State and relevant industries.

5.2 Design

5.2.1 The contract letting party's obligations

(1) Providing project basic materials. The types, contents, counterparts and time of submission of the project basic materials that shall be provided by the contract letting party: the contract letting party entrusts Solarmax Technology (Jiangsu) Co., Ltd. to be responsible for neatening and providing basic materials for free.

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(2) Providing spot obstacle materials. The types, contents, counterparts and time of submission of the spot obstacle materials that shall be provided by the contract letting party: the contract letting party entrusts Solarmax Technology (Jiangsu) Co., Ltd. to be responsible for surveying, neatening and providing obstacle materials for free.

5.2.2 The contractor's obligations

(1) As agreed upon by the contract parties, with respect to the following parts of the project basic materials and spot obstacle materials provided by the contractor upon entrustment of the contract letting party, further requirements may be raised according to the following time and period as set forth herein.

5.2.3 Operation and maintenance manual. Counterparts that shall be submitted and final submission period: 7 counterparts, 1 in electronic form, 1 month before project completion.

Article 6 Project materials

6.1 Provision of project materials

6.1.1 The types, estimated quantity and specification list of the equipment, materials and components that shall be provided by the contract letting party for the permanent project: N/A.

6.1.2 The types, spare part quantity and specification list of the equipment, materials and components that shall be provided by the contractor for the permanent project: based upon the list of equipment provided by the design institution.

6.2 Custody and surplus of project materials

6.2.1 Custody of project materials

The types and estimated quantity of the project materials subject to custody by the contractor upon entrustment: photovoltaic components 70MW.

The time for the contractor to submit construction custody and maintenance scheme: within 10 days upon effectiveness of the contract.

The warehouse, pile, facility and equipment provided by the contract letting party: N/A.

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Article 7 Construction

7.1 The contract letting party's obligations

7.1.1 Providing benchmark coordinate materials

The contents and time of submission of benchmark coordinate materials: N/A.

7.1.2 Entry conditions and entry date

The contractor's entry conditions: the contractor shall be responsible.

The contractor's entry date: within 10 days upon effectiveness of the contract.

7.1.3 With respect to the provisional water and electricity provision and section pavement, the contract letting party shall provide provisional water and electricity etc. and unit price of obtaining fees: the contractor shall be responsible.

7.1.4 Other obligations to be performed by the contract letting party: N/A.

7.2 The contractor's obligations

7.2.2 Construction organization and design.

The counterparts and time of submission of overall project construction organization and design: 7 counterparts in writing, 1 in electric form, within 10 days upon effectiveness of the contract.

The names, counterparts and time of submission of divisional project construction organization & design of main parts that shall be submitted: civil engineering project, component and pile foundation, frame project, access system project, equipment installation, debugging project, supervision and control system, roof solidification and improvement (if any).

7.2.2 Submitting provisional land occupation materials

The time of submitting provisional land occupation materials: shall be provided at the project design stage simultaneously.

7.2.3 Providing provisional water and electricity use materials

The quality, normal use quantity, peak quantity and use time of water and electricity etc. needed by the contractor: N/A.

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The type and quantity of provisional water and electricity use etc. for the contract letting party to satisfy construction demands: the contractor shall be responsible.

Time of submission for section and location materials of water and electricity etc.: N/A.

7.2.4 Other obligations to be performed by the contractor: N/A.

7.3 Human power, machine and tool resources

7.3.1 The format, contents, counterparts and time of submission of schedule of human resource plan for construction: see the construction organization and design scheme. The format, counterparts and reporting period of the statement for actual entry of human resources: see the construction organization and design scheme.

7.3.2 The format, contents, counterparts and time of submission of schedule of main machine and tool plan: see the construction organization and design scheme. The format, counterparts and reporting period of the statement for actual entry of main machines and tools: see the construction organization and design scheme.

7.4 Quality and inspection

7.4.1 Quality inspection parts and inspection participants

The parts subject to quality inspection by three parties, standards and table: refer to Photovoltaic Power Station Construction Quality Examination and Inspection & Acceptance Procedures (see Appendix II for details) and relevant technical standards promulgated by the State and the industry.

7.5 Concealed project and midway inspection & acceptance

7.6.1 Concealed project and midway inspection & acceptance.

The classification, parts, quality inspection contents, standards and tables of the concealed project and midway inspection & acceptance parts as well as the provisions of the inspection participants: the supervising unit shall issue specific detailed rules for inspection & acceptance.

7.6 Health, safety and environment

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7.6.1 Health, safety and environment management

The counterparts and time of submission of health, safety and environment management plan: 7 counterparts, 10 days before project start.

One electric copy (shall be modifiable format including but not limited to CAD, WORD and EXCEL) for each of the above documents submission shall be provided

7.6.2 Before project start, both parties enter into Project Safety Agreement, see Appendix V.

Article 8 Completion test

The project as set forth herein includes completion test.

8.1 Completion test obligation

8.1.1 The contractor's general obligations

(1) Completion test scheme

The counterparts and time of submission of completion test scheme: 7 counterparts, 10 days before project start.

One electric copy (shall be modifiable format including but not limited to CAD, WORD and EXCEL) for each of the above documents submission shall be provided

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Article 9 Project receipt

9.1 Project receipt

9.1.1 (1) Receipt based upon the project

Date of receipt based upon the project: 240 hours upon project trial operation, after accomplishment of defect ratification and correction, Party A shall organize project receipt with seven working days, in case of failure to receive within seven working days, it shall be deemed that the project is inspected & accepted to be qualified.

9.1.2 The materials that shall be submitted for project receipt

The types, contents, counterparts and time of submission of completion test materials: 7 counterparts, one disc, within 1 month upon project completion inspection & acceptance.

One electric copy (shall be modifiable format including but not limited to CAD, WORD and EXCEL) for each of the above documents submission shall be provided

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Article 10 Post-completion test

10.1 Responsibilities and obligations

10.1.1 The contract letting party's obligations

(1) Other obligations and work: N/A

10.1.2 The contractor's obligations

(1) The counterparts and time of submission of post-completion test scheme submitted to the contract letting party: see the construction organization and design scheme.

(2) Other obligations and work: N/A

10.2 Post-completion test procedures

10.2.1 Shall be implemented according to the test scheme acknowledged by both parties.

10.2.2 Notice on date of post-completion test

Date of start of project post-completion test: signed for confirmation by the supervisor.

10.3 Post-completion test and trial operation assessment

10.3.1 Trial operation assessment

(1) Trial operation assessment period: 240 hours.

10.4 Failure to pass assessment

10.4.1 Compensation for failure to pass trial operation assessment

1) Compensation for the failure of the production process and technologies or construction design provided by the contractor to pass trial operation assessment

Project compensation amount: both parties shall make ratification and correction within the time as agreed upon, if the contractor fails to make ratification and correction and fails to pass assessment within the time as agreed upon, upon identification and confirmation by any third-party institution, the contractor shall compensate for any loss caused against the contract letting party, however, the compensation will not exempt from the obligation to further make ratification & correction and pass assessment. The contractor against the contract letting party, however, the compensation will not exempt from the obligation to further make ratification & correction and pass assessment.

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2) Compensation for the failure of the production process and technologies or construction design provided by the contract letting party to pass trial operation assessment

The contractor shall compensate for any loss caused by any liability attributable to the contractor against the contract letting party, however, the compensation will not exempt from the obligation to further make ratification & correction and pass assessment.

10.5 Assessment inspection & acceptance certificate

10.5.1 According to this contract, the post-completion test and assessment inspection & acceptance certificate shall be issued.

Article 11 Quality assurance responsibility

11.1 Quality assurance deposit

11.1.1 Quality assurance deposit

The quality assurance deposit shall be 5% of the total contract price.

The provisional deduction method of the quality assurance deposit: see Appendix III for details, the quality assurance deposit shall be kept for one year (from the date of completion inspection & acceptance and issuance of compliance certificate).

Quality assurance period: the overall quality assurance period of the system shall be one year (from the date of completion inspection & acceptance of the project), the quality assurance period of the main equipment including but not limited to the inverter and transformer shall not be less than 5 years, see the technical agreement for details.

11.2 See Appendix III for signing of Project Quality Assurance Agreement.

Article 12 Project completion inspection & acceptance

12.1 Completion materials and completion inspection & acceptance report

12.1.1 Completion materials and completion inspection & acceptance report inspection & acceptance report: word format, 7 counterparts, one disc, within 2 months upon completion inspection & acceptance.

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The format, number of counterparts and time of submission of complete completion inspection & acceptance report: word format, 7 counterparts, one disc, within 2 months upon completion inspection & acceptance.

One electric copy (shall be modifiable format including but not limited to CAD, WORD and EXCEL) for each of the above documents submission shall be provided

Article 13 Alteration and contract price adjustment

13.1 Alteration scope

13.1.1 Other alteration

According to the features of this project, other alteration scope as agreed upon: N/A.

13.1.2 Determination of price alteration:

Agreement upon the calculation method for each price alteration: N/A.

Article 14 Total contract price and payment

14.1 The total contract price shall be RMB 518,000,000 yuan (in words: RMB FIVE HUNDRED AND EIGHTEEN MILLION YUAN ONLY).

14.2 Payment method of component accounts: the payment method shall be otherwise agreed upon.

14.3 All accounts other than the component accounts: the unit price shall not be lower than RMB 3.5 yuan/W, RMB 245,000,000 yuan (in words: RMB TWO HUNDRED AND FORTY-FIVE MILLION YUAN ONLY) (hereinafter referred to as: project accounts) shall be paid with the following method:

14.3.1 This contract shall come into effectiveness and satisfy the following conditions:

A. The contractor enters and starts the construction of exterior lines, the main equipment contract is entered into, the roads and fences have been finished and confirmed by the contract letting party;

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B. The project archival filing is obtained;

C. The provincial access approval and response file is obtained;

D. Equal-amount financial receipt;

E. All formalities and documents as set forth in the appendix (Table I) have been accomplished;

F. The foundation of the comprehensive building and electronic control building has been finished, 5MW of the pile foundation has been finished (field flatting and line paving have been completely finished) and confirmed by the contract letting party.

Within 5 working days of satisfying the above conditions and receiving equal-amount financial receipt from the contractor, the contract letting party shall pay 15% of the project accounts to the contractor [the payment method shall be telegraphic transfer (T/T)];

14.3.2 For this project, the installation of the exterior line tower frame has been finished, 20MW of the pile foundation has been finished, 20MW of the frame has been finished, within 5 working days upon confirmation by the contract letting party and receipt of equal-amount financial receipt from the contractor, the contract letting party shall pay 20% of the project accounts to the contractor [the payment method shall be 50% telegraphic transfer (T/T) and 50% bank six-month acceptance bill];

14.3.3 For this project, the exterior lines have been physically cut through, the comprehensive building and electronic control building have been wholly completed, component installation of no less than 20MW has been finished, within 5 working days upon confirmation by the contract letting party and after the contractor submits legal and effective invoice with 50% of the project accounts, the contract letting party shall pay 15% of the project accounts to the contractor [the payment method shall be 50% telegraphic transfer (T/T) and 50% bank six-month acceptance bill].

14.3.4 For this project, the installation of the frame has been finished, 50MW of the component installation has been finished, 40MW of synchronization has been finished, within 5 working days upon confirmation by the contract letting party and submission of equal-amount financial to the contract letting party, the contract letting party shall pay 10% of the project accounts to the contractor [the payment method shall be 50% telegraphic transfer (T/T) and 50% bank six-month acceptance bill];

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14.3.5 For this project, upon accomplishment of overall synchronization and upon inspection and acceptance on synchronization, within 5 working days upon confirmation by the contract letting party and submission of equal-amount financial receipt to the contract letting party, the contract letting party shall pay 20% of the project accounts to the contractor [the payment method shall be 50% telegraphic transfer (T/T) and 50% bank six-month acceptance bill];

14.3.6 For this project, scheduling agreement, electricity purchase and sale agreement as well as the file issued by relevant governmental authority certifying that the target project can enjoy benchmark grid purchase price of RMB 1.0 yuan/kwh, within 5 working days upon accomplishment of project completion inspection & acceptance and settlement and after the contractor finishes all formalities as set forth in the appendices (Table I, Table II and Table III) and receives 100% invoice issued by the contractor in compliance with the requirements of the contract letting party, the contract letting party shall pay the contract 15% of the project accounts to the contractor [the payment method shall be 50% telegraphic transfer (T/T) and 50% bank six-month acceptance bill] on time after deducting quality assurance deposit based upon the settlement;

14.3.7 The quality assurance deposit shall be 5% of the project accounts, the quality assurance period shall be one year. 12 months upon accomplishment of completion inspection and acceptance on this project by issuance of Trial Operation of the Project and Handover of Authentication on Production Inspection and Acceptance, after the contract letting party confirms to be qualified without any problem and the contractor finishes all formalities as set forth in the appendices (Table I, Table II and Table III), the contract letting party shall pay the contractor quality assurance deposit.

14.4 Provisions on invoice issuance:

14.4.1 Material and equipment invoice with the amount accounting for 69% of the total contract price; construction and installation invoice with the amount accounting for 28% of the total contract price;

design invoice with the amount accounting for 3% of the total contract price;

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14.4.2 Due to adjustment to national tax policies and implementation of change of business tax into value added tax, if the contract letting party needs the contractor to issue value added tax invoice of construction and installation category, the contract letting party shall assume relevant value added tax as set forth by the State and shall pay such part of tax to the contractor's account before invoice issuance.

Remarks: the payment method for the project accounts shall be 50% telegraphic transfer (T/T) and 50% bank acceptance bill.

14.5 Guarantee

14.5.1 Performance bond

Performance bond: N/A.

14.5.2 Release of performance bond

14.5.2.1 Within one year from the date of completion settlement, if the generating capacity of this project can not satisfy the requirements as agreed up by Party A and Party B, Party A may directly deduct the cash deposit for generating capacity in order to make up for loss, if the cash deposit for generating capacity is insufficient for making up the loss, Party B shall make supplementation and at its own expenses conduct increased work on this project.

14.5.2.2 If the contractor fails to perform the contractor's responsibilities and obligations hereunder within valid period of the performance bond, the contract letting party shall be entitled to seek recourse from the performance bond. The contract letting party shall be entitled to continue to seek recourse for the insufficient part from the contractor.

Article 15 Insurance

15.1 Insurance purchase by the contractor

15.1.1 The contract parties agree upon the type, scope, amount, period and effective lasting time: project construction period of the insurance that shall be purchased by the contractor.

15.2 All-risk insurance and third-party liability

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The insurance that shall be purchased by the contract letting party:

Life insurance of the employees of the contract letting party and other persons of the contract letting party;

Vehicle insurance of the employees of the contract letting party and other persons of the contract letting party;

The insurance that shall be purchased by the contractor, including but not limited to:

All-risk insurance for construction and installation within the scope of the contracting contract;

Third-party liability insurance;

Vehicle insurance of the contractor.

The insurance companies (of the contractor and the owner) shall be chosen by bidding, bidding shall be organized and implemented by the insurance broker company chosen by the owner.

Article 16 Contract effectiveness and termination

The text body of this contract shall be made in duplicate with either party holding each respectively; and the copy of the contract shall be made in quadruplicate with either party holding two respectively.

February 15, 2016

Contract letting party

[seal] Xingyi Zhonghong New Energies Co., Ltd.

Xingyi Zhonghong New Energies Co., Ltd.

February 15, 2016

Contractor

[seal] Solarmax Technology (Jiangsu) Co., Ltd.

Solarmax Technology (Jiangsu) Co., Ltd.

[Appendix]:

Appendix: List of Formalities

(The following is intentionally left blank)

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